                           FIRST AMENDMENT TO LEASE



          THIS AGREEMENT (this "Agreement") is made as of the 30th day of
                                ---------
August, 1994 by and between SZS 33 Associates L.P. ("Landlord"), a Delaware
                                                     --------
limited partnership and J&B 18 Corp. ("Tenant"), a New York corporation.
                                       ------


                             W I T N E S S E T H:
                             - - - - - - - - - -


          WHEREAS, by lease dated February 5, 1993 (the "Lease"), Landlord did
                                                         -----
demise and let to Tenant and Tenant did hire and take from Landlord, certain premises (the "Existing Premises") located on the eleventh (11th) floor of the
               -----------------
building (the "Building") known as 100 West 33rd Street, located in the City,
               --------
County and State of New York, as more particularly described therein;

          WHEREAS, Landlord and Tenant desire to modify, amend and supplement the Lease by adding certain additional contiguous space on the eleventh (11th) floor of the Building, identified as the "J&B 18 Corp. Expansion" on Exhibit "A"
                                          ----------------------
attached hereto (the "Additional Premises", the Existing Premises and the
                      -------------------
Additional Premises are sometimes collectively referred to as the "Premises"),
                                                                   --------
to the Existing Premises, and in other respects as hereinafter provided;

          WHEREAS, Landlord and Tenant desire to modify, amend and supplement the Lease to confirm Landlord's consent to Tenant's modifications to and redesign of the entrance doors and reception areas of the Existing Premises; and

          WHEREAS, the parties desire to modify, amend and supplement the Lease as hereinafter provided.

          NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) paid by Tenant to Landlord and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree to modify, amend and supplement the Lease as follows:

          1. Words and phrases used in this Agreement but not otherwise defined herein shall have the meaning ascribed thereto in the Lease.

          2. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, the Additional Premises for a term (the "Additional Premises Term")
                                                   ------------------------
commencing on the Additional Premises Effective Date (as hereinafter defined).

          3. As of the Additional Premises Effective Date, the Existing Premises shall include the Additional Premises. Tenant shall use and occupy the Additional Premises from and after the Additional Premises Effective Date under the same terms, covenants and conditions as provided in the Lease (except as set forth herein).

          4.   The "Additional Premises Effective Date" means the earlier of (a)
                    ----------------------------------
the date when Tenant, any Employee of Tenant, or any Person holding by, through, or under Tenant, first occupies the Premises; or (b) the date when Landlord Substantially Completes the Building Standard Work and the Tenant's Initial Work (other than any work which cannot be completed on such date provided that the failure to complete such work will not substantially interfere with Tenant's use of the Premises); provided, however, that if Landlord shall be delayed in Substantial Completion as a result of (i) Tenant's failure to agree to plans and specifications before the date required under this Lease, (ii) Tenant's request for materials, finishes or installations other than Building Standard Work,
(iii) any Tenant changes in Tenant's Plans, or (iv) the performance or completion by a Person employed by Tenant; then the Additional Premises Effective Date and the payment of Rent under this Agreement shall be accelerated by the number of days of such delay.

          5. Landlord shall give Tenant written notice specifying when the Additional Premises Effective Date has occurred. At either party's request, the other shall execute a written agreement confirming the Additional Premises Effective Date. Tenant's failure to agree in writing shall not invalidate the Additional Premises Effective Date as determined by Landlord.

          6.   (a)  As of the Additional Premises Effective Date, Section 3.1
(a) of the Lease shall be deemed deleted and Tenant shall pay Fixed Rent for the Existing Premises and the Additional Premises in the aggregate amount of SIX HUNDRED SIXTY-NINE THOUSAND EIGHT HUNDRED SIXTY-FIVE DOLLARS ($669,865.00) per annum in equal monthly installments of FIFTY-FIVE THOUSAND EIGHT HUNDRED TWENTY-TWO DOLLARS AND EIGHT CENTS ($55,822.08) for the period from the Additional Premises Effective Date through the expiration of the Term in advance on the first day of each and every calendar month. Tenant shall pay Landlord one month's rent in the amount of TEN THOUSAND EIGHT HUNDRED FORTY-SEVEN DOLLARS AND EIGHT CENTS ($10,847.08) upon the execution of this Agreement which shall be applied equally to the rent due and payable for the first (1st) and the fifteenth (15th) month after the Additional Premises Effective Date.

               (b) Notwithstanding anything contained herein to the contrary, provided Tenant shall not be in default of its obligations under this Agreement or the Lease, Tenant shall be entitled to an abatement in an amount equal to Ten Thousand Eight Hundred Forty-Seven Dollars and Eight Cents ($10,847.08) per month for a period of fifteen (15) months (the "Additional Premises Abatement
                                                -----------------------------
Period") after the Additional Premises Effective Date and commencing on the
------
Additional Premises Effective Date. The entire Fixed Rent otherwise due and payable for the Additional Premises Abatement Period shall become immediately due and payable upon the occurrence of a default beyond applicable grace and notice periods by Tenant under this Agreement or the Lease.

          7.   From and after the Additional Premises Effective Date:

               (a) The reference to the number "15,420" in the definition of the term "Premises" in Section 1.1 of the Lease shall be deemed deleted and replaced with the number "19,139";

               (b) The reference to the number "4.90" in the definition of the term "Tenant's Percentage" in Section 1.1 of the Lease shall be deemed deleted and replaced with the number "6.08%";

               (c) The two (2) references to the number "15,420" in Section 6.2 of the Lease shall be deemed deleted and replaced in both cases with the number "19,139";

               (d) The reference to the amount of "One Hundred and Thirty-Five Thousand One Hundred Sixty Dollars and Ninety-Nine Cents ($135,160.99)" in
Section 37.1 of the Lease shall be deemed deleted and replaced with the amount "One Hundred Fifty-Six Thousand Eight Hundred Fifty-Five Dollars and Sixteen Cents ($156,855.16)";

               (e) The language "Six Hundred Forty-Seven Thousand Six Hundred Forty Dollars ($647,640.00) in equal monthly installments of Fifty-Three Thousand Nine Hundred Seventy Dollars ($53,970.00)" in Section 4.2 of the Lease shall be deemed deleted and replaced with "Eight Hundred Three Thousand Eight Hundred Thirty-Eight Dollars ($803,838.00) in equal monthly installments of Sixty-Six Thousand Nine Hundred Eighty-Six Dollars and Fifty Cents ($66,986.50)";

               (f) The definition of the term "Expiration Date" in Section 1.1 of the Lease shall be deemed deleted and replaced with "Expiration Date" means the last day of the ninth (9th) month after the twelfth (12th) anniversary of the Commencement Date."; and

               (g)  The reference to "eleven (11) years and six (6) months in
Section 2.1 of the Lease shall be deemed deleted and replaced with "twelve (12) years and nine (9) months".

          8. With respect to the Additional Premises only, Tenant shall deposit with Landlord, upon Tenant's execution of this Agreement, the sum of Twenty-One Thousand Six Hundred Ninety-Four Dollars and Seventeen Cents ($21,694.17) as additional security for the faithful performance and observance by Tenant of the terms, provisions and conditions of the Lease, as amended by this Agreement.

          9.   (a)  Tenant will prepare and furnish the following ("Tenant's
                                                                    --------
Plans") to Landlord within thirty (30) days after the date hereof (i) complete,
-----
finished, detailed architectural drawings and specifications for the Additional Premises; and (ii) all information necessary to reflect modifications in the air-conditioning system, if any, and any additional electrical or plumbing requirements of Tenant, if any, in connection with Landlord's Building Standard Work.

               (b) Tenant shall deliver to Landlord, also, five (5) sets of blue prints and one set of reproducible final working drawings and specifications as described in Section 12(a)(i) and Section 12(a)(ii) above, marked FINAL FOR PRICING AND CONSTRUCTION, within forty (40) days of the date hereof. All final drawings shall be drawn to a minimum scale of 1/8 inch = 1 foot.

               (c) In accordance with Tenant's Plans, Landlord at Landlord's expense except as otherwise expressly specified in this Lease, will cause its designated contractor to make and complete in and to the Additional Premises the work and installations (hereinafter called "Tenant's Initial Work") specified in
                                            ---------------------
the Tenant's Plans: provided, however, that in no event shall Landlord be required to pay or incur costs in excess of One Hundred Eighty-Five Thousand Nine Hundred Fifty Dollars ($185,950.00) (the "Expansion Contribution") to
                                               ----------------------
perform Tenant's Initial Work. Landlord and Tenant shall mutually agree upon three (3) contractors to request bids from for the construction of Tenant's Initial Work. In the event Tenant elects to designate the contractor to perform the construction which contractor is not the lowest bidder, then the Landlord's obligation to pay Tenant the Expansion Contribution shall be limited to the lowest bid received from the three (3) designated contractors. As used herein, "Tenant's Initial Work" shall be deemed to mean the installation of fixtures, improvements and appurtenances attached to or built into the Additional Premises in accordance with Tenant's Plans and specifications and shall not include the fees and expenses of Tenant's architect (including, without limitation, any and all permit and filing fees), engineer and attorney, or the cost of any movable partitions, business and trade fixtures, machinery, equipment, furniture, furnishings and other articles of personal property. In the event that the cost of Tenant's Initial Work exceeds One Hundred Eighty-Five Thousand Nine Hundred Fifty Dollars ($185,950.00), Tenant shall pay Landlord fifty percent (50%) of the amount of such excess before Landlord commences any work and Tenant shall reimburse Landlord the balance of such excess costs within five (5) days after written demand therefor. Tenant has requested permission from the Landlord to install a separate entry for the Expansion Premises and Landlord hereby consents to the installation of the separate entry and Tenant agrees to pay for all costs and expenses in connection therewith.

               (d) Notwithstanding anything to the contrary in this Lease, Landlord shall not be required to perform, and Tenant shall not request, any work or installations which would:

                    (i) require changes to structural components of the Building or the exterior design of the Building;

                    (ii) require any modification to the Building's Systems or installations outside the Premises:

               (iii) not comply with all applicable Laws of any Government Entity having jurisdiction over the construction of the Building and/or the Premises; and/or

               (iv) be incompatible with plans previously filed for the Building with the Department of Building of the City of New York or with the occupancy of the Building as a first-class office building.

Any changes required by any Government Entity affecting the Building and/or the Premises shall not be deemed a modification of Tenant's Plans, plans and specifications or any provision of this Article, and shall be acceptable by Tenant; but Landlord shall notify Tenant of the same within a reasonable period of time.

          (e) Tenant has requested Landlord's permission to install a clothes washing machine and a clothes dryer in the Premises (hereinafter collectively referred to as the "Installation") and Landlord has agreed to consent to such
                    ------------
installation upon the following terms and conditions: (i) Tenant shall pay for all costs and expenses incurred by Landlord and Tenant with respect to the Installation (including, without limitation, review of plans by Landlord's engineer, architect and other professionals, and any increase in Landlord's insurance costs as a result of the Installation), (ii) Tenant shall place the Installation at a location in the Premises acceptable to Landlord, (iii) the Installation shall be installed in a self-contained unit, (iv) Landlord shall have the right to approve the plans for the Installation, in its sole and absolute discretion, (v) Landlord shall have the right to inspect the Installation at any time and from time to time to insure that the Installation complies with the terms of this Agreement and the Lease, (vi) Tenant shall obtain any and all permits, consents and approvals which may be required of any governmental entity or by any applicable Law for the operation, maintenance, installation and use of the Installation, (vii) Tenant shall be responsible for any and all damage which results from the operation of the Installation, whether or not Tenant has complied with the terms of this paragraph, (viii) Tenant shall obtain a water damage and leakage endorsement to the Insurance Policy and shall name Landlord as an additional insured with respect to such matters and
(ix) Landlord shall have the right at Landlord's sole and absolute discretion to direct Tenant to remove the Installation and in such event Tenant shall remove the Installation at Tenant's sole cost and expense within five (5) days after notice from Landlord and in the event Tenant does not remove the Installation within such time period, then Tenant hereby authorizes Landlord and its designated agents, managers and/or representatives to remove the Installation at Tenant's sole cost and expense. In addition to the requirements outlined above in this subparagraph, Tenant agrees that Tenant will not and Tenant will advise its Employees and affiliates to not disclose the Installation to any other tenant in the Building and to keep the existence of the Installation private and confidential.

     10. (a) This Agreement shall serve to modify and amend the Lease to reflect Landlord and Tenant's understanding and agreement regarding the installation, maintenance and design of glass wall sidelights adjacent to Tenant's entry door to the Existing Premises. Subject to the following terms and conditions. Tenant shall be permitted to install two (2) glass sidelights, one on each side of the entrance door to the Existing Premises and transom lights for the purpose of permitting Tenant's reception area to be visible from the common areas of the Building.

               (b) Tenant shall comply with all of the following requirements:

               (i) The contents and appearance of the reception areas of the Existing Premises visible from the common areas of the Building shall be subject to the absolute and unconditional approval of the Landlord throughout the term of the Lease. Tenant agrees to promptly remove and/or redesign any portion of its Existing Premises which are visible from the common areas of the Building that do not meet Landlord's approval. Attached hereto as Schedule "1" is a copy of the plans and specifications for the Existing Premises which are hereby approved by Landlord.

               (ii) After written approval is issued by Landlord, Tenant, at Tenant's sole cost and expense is required to comply with all Laws (including, without limitation, obtaining all permits and government approvals) before commencing any work.

               (iii) Tenant's name or logo or simple design element must be used as a safety bands on glass sidelights at heights of 2'8" and 5'0" above finished floor. The safety bands may contain Tenant's name, logo or similar design which will be subject to Landlord's prior written approval which will not be unreasonable withheld or delayed. The safety bands shall not exceed 4" in height and must be integrated into overall sidelight design. The safety bands must be metallic graphics in black or silver only. The safety bands will be designed and provided by Tenant at Tenant's sole cost and expense after Landlord approves the design.

               (iv) Primary identification signs shall be limited to the Tenant's trade name as approved in the Lease or as otherwise approved in writing by the Landlord. The Tenant may use a crest, shield, logo or other established corporate insignia. Its area shall be included within the allowable sign area.

               (v) No sign, advertisement, notice or lettering other than the Tenant name or approved trade names or graphic logos shall be exhibited, inscribed, painted or affixed on any part of any sidelight or be visible from the common areas of the Building unless specifically approved in advance in writing by Landlord.

               (vi) All signs, including colors, materials and design are subject to Landlord's prior written approval in Landlord's sole and absolute discretion.

          11. Landlord acknowledges that it has approved (i) the glass sidelights and transom lights installed by Tenant in the Existing Premises as of the date hereof, (ii) the contents and appearance of the Tenant's reception area in the Existing Premises as it exists on and as of the date hereof, (iii) the safety bands on the glass sidelights as designed and provided by the Tenant as of the date hereof and (iv) the signs and logos exhibited on such sidelights and which are visible from the common areas of the Building on and as of the date hereof.

          12. From and after the date of this Agreement the reference to Landlord's address in the Lease shall be deleted and replaced with:

              "SZS 33 Associates L.P.
               c/o Sumitomo Life Realty (N.Y.), Inc.
               245 Park Avenue, 34th Floor
               New York, New York 10167-3498
               Attention: Mr. Ernest E. Hunt, IV

               With a copy to:

               Handsman & Kaminsky
               609 Fifth Avenue, 6th Floor
               New York, New York 10017
               Attention: David S. Handsman, Esq."

          13. From and after the date of this Agreement, Section 3.5 of the Lease shall be deemed deleted and replaced with the following "Tenant shall pay all Rents due Landlord at the office of Landlord at A&S Plaza-Office, P.O. Box 9074, GPO, New York, New York 10087-9074, or at such other place as Landlord may designate by notice to Tenant from time to time."

          14. Landlord and Tenant represent and warrant to each other that neither Landlord or Tenant has consulted or negotiated with any real estate broker or sales agent in connection with the leasing of the Additional Premises from Landlord other than Newmark Real Estate Services (the "Broker"). Landlord
                                                            ------
and Tenant agree to indemnify and hold each other harmless from and against any claims, costs, liabilities and expenses including, without limitation, attorneys' fees, cost and disbursements incurred by either party by reason of any breach of the foregoing representation if such claims are based in whole or in part on dealings with the other party or its Employees. Landlord agrees to pay the Broker any commission to which they may be entitled pursuant to a separate written agreement.

          15. Tenant acknowledges and agrees that, as of the date hereof, its obligations under the Lease, as modified and amended by this Agreement, are not subject to any reduction, limitation, impairment or termination for any reason whatsoever, including, without limitation, any claim of waiver, release, surrender or compromise and are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Tenant's obligations under the Lease, as modified by this Agreement, or otherwise. Tenant absolutely, unconditionally and irrevocably waives any and all right hereafter to assert any defense, setoff, counterclaim or crossclaim of any nature whatsoever with respect to the Lease (as modified by this Agreement) or the Tenant's obligation thereunder arising prior to the date of this Agreement.

          16. Except as amended by this Agreement, the Lease is unmodified and is in full force and effect.

          17. This Agreement may not be amended, modified, supplemented or terminated except by a writing signed by Landlord and Tenant.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first written above.

                                  SZS 33 ASSOCIATES L.P.

                                  By:    Sumitomo Life Realty (N.Y.), Inc.,
                                          general partner

                                         By: /s/ Shigeyoshi Kurematsu
                                             ---------------------------
                                             Name: Shigeyoshi Kurematsu
                                             Title: President

                                  J&B 18 CORP.

                                  By:    [ILLEGIBLE SIGNATURE]
                                         ---------------------------
                                         Name:
                                         Title: President

STATE OF NEW YORK     )
                      )    ss.:
COUNTY OF NEW YORK    )

     On this 18 day of August, 1994 before me personally came Jack M Benun, to me known, who being by me duly sworn, did depose and say that he resides in 1123 E 8 St Brooklyn; that he is the President of J&B 18 Corp., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                        /s/ Stuart Bender
                                       ----------------------------------
                                            Notary Public

                                             STUART BENDER
                                       Notary Public, State of New York
                                             No. 4982260
                                       Qualified in Nassau County
                                        Term Expires May 28, 199

     [PICTURE OF FLOOR PLAN FOR B&H / HAPPY KIDS EXPANSION LOCATION PLAN]

================================================================================


                                     LEASE

                                    Between

                            SZS 33 ASSOCIATES L.P.

                                            Landlord,

                                      and

                                 J&B 18 CORP.

                                            Tenant,

                            Dated: February 5, 1993


================================================================================


                                             PREMISES:

                                             The Childrenswear Center
                                             100 West 33rd Street
                                             New York, New York

                               TABLE OF CONTENTS

ARTICLE 1.     Definitions....................................................................  1
ARTICLE 2.     Terms; Commencement Date.......................................................  3
ARTICLE 3.     Fixed Rent; Additional Rent....................................................  3
ARTICLE 4.     Option.........................................................................  4
ARTICLE 5.     Tax Payment....................................................................  5
ARTICLE 6.     Wage Rate Escalation...........................................................  6
ARTICLE 7.     Electricity....................................................................  8
ARTICLE 8.     Use............................................................................ 10
ARTICLE 9.     Compliance with Laws........................................................... 11
ARTICLE 10.    Alterations and Installations.................................................. 11
ARTICLE 11.    Fixtures and Equipment; Tenant's Property...................................... 13
ARTICLE 12.    Maintenance; Repairs........................................................... 14
ARTICLE 13.    Required Insurance............................................................. 15
ARTICLE 14.    Damage; Restoration............................................................ 16
ARTICLE 15.    Condemnation................................................................... 17
ARTICLE 16.    Building Services.............................................................. 17
ARTICLE 17.    Rules and Regulations.......................................................... 18
ARTICLE 18.    Landlord's Access to Premises; Related Matters................................. 18
ARTICLE 19.    Subordination: Estoppel Certificate; Attornment................................ 19
ARTICLE 20.    Landlord's Inability to Perform................................................ 20
ARTICLE 21.    Surrender of Premises.......................................................... 21
ARTICLE 22.    Assignment, Mortgaging, Subletting, etc........................................ 21
ARTICLE 23.    Quiet Enjoyment................................................................ 23
ARTICLE 24.    Real Estate Brokers............................................................ 23
ARTICLE 25.    Adjacent Excavation; Shoring; Construction..................................... 24
ARTICLE 26.    Defaults; Conditional Limitations; Remedies.................................... 24
ARTICLE 27.    Indemnification................................................................ 27
ARTICLE 28.    Consents and Approvals......................................................... 27
ARTICLE 29.    Notices........................................................................ 27
ARTICLE 30.    No Waivers..................................................................... 28
ARTICLE 31.    No Representations by Landlord; Landlord's Interest; Transferee
               Landlords...................................................................... 28
ARTICLE 32.    Name of Building; Waiver of Zoning Rights...................................... 29
ARTICLE 33.    Memorandum of Lease............................................................ 29
ARTICLE 34.    Delivery of Possession......................................................... 29
ARTICLE 35.    Hazardous Materials............................................................ 29
ARTICLE 36.    Waiver of Immunity............................................................. 30
ARTICLE 37.    Security Deposit............................................................... 30
ARTICLE 38.    Substitute Space............................................................... 31
ARTICLE 39.    Intentionally Omitted.......................................................... 31
ARTICLE 40.    Construction of Premises....................................................... 31
ARTICLE 41.    Miscellaneous.................................................................. 32

Exhibit A      Land
Exhibit B      Floor Plan of Premises
Exhibit C      Permitted Encumbrances
Exhibit D      Rules and Regulations
Exhibit E      Construction
Exhibit F      Sign Criteria

                                     INDEX

                                                                           Page
Abatement Period..........................................................    3
Accountants...............................................................    7
Additional Rent...........................................................    4
Alteration................................................................    1
Alterations Insurance.....................................................   13
Base Rate.................................................................    7
Base Tax..................................................................    1
Building Services.........................................................   17
Building Standard Work....................................................    1
Building Systems..........................................................    1
Business Day..............................................................    1
Business Hours............................................................    1
City......................................................................    1
Commencement Date.........................................................    3
Condemnation..............................................................    1
Damage....................................................................    1
Default...................................................................   24
Deficiency................................................................   25
Electricity Additional Rent...............................................    8
Employee..................................................................    1
Encumbrance...............................................................    1
Expiration Date...........................................................    1
Fees-And-Costs............................................................    1
Fixed Rent................................................................    3
Government Entity.........................................................    2
Hazardous Materials.......................................................   29
Indemnitees...............................................................    2
Insurance Policy..........................................................   15
Insurance Requirement.....................................................    2
Interest Rate.............................................................    2
Landlord.................................................................. 1, 2
Landlord's Affiliates.....................................................    2
Landlord's Estimate.......................................................    7
Law.......................................................................    2
Legal Proceeding..........................................................    2
Lien......................................................................    2
New Landlord..............................................................   19
Operating Year............................................................    2
Overhead Charge...........................................................    8
Permitted Encumbrances................................................Exhibit C
Person....................................................................    2
Porters...................................................................    7
Premises..................................................................    2
Program...................................................................    6
Rent......................................................................    2
Replaced Premises.........................................................   31
Required Insurance........................................................    2
Restoration...............................................................    2
Rules and Regulations.....................................................18, 1
Security Deposit..........................................................   30
Senior Encumbrance........................................................    2
State.....................................................................    2
Submeter..................................................................    8
Substantially Complete....................................................    2
Substitute Premises.......................................................   31
Target Substantial Completion Date........................................   29
Tax Statement.............................................................    5
Tax Year..................................................................    3
Taxes.....................................................................    5
Tenant....................................................................    1
Tenant's Extra Work.......................................................   32
Tenant's Initial Work.....................................................   31
Tenant's Percentage.......................................................    3
Term......................................................................    3
Termination Notice........................................................   25
Wage Rate Escalation......................................................    7
Wage Rate Escalation Statement............................................    7

          LEASE made ________, 1992 between SZS 33 Associates L.P., a Delaware limited partnership with offices at c/o M.S. Management Associates, Inc., One Merchant Plaza, P.O. Box 7033, Indianapolis, Indiana 46207 ("Landlord") and J&B 18 Corp., a New York corporation, with offices at c/o B&H Industries Inc., 112 West 34th Street, New York, New York ("Tenant").


                             W I T N E S S E T H:
                             -------------------

          WHEREAS, Landlord is the owner of the land described in Exhibit "A" attached hereto (the "Land") and the buildings and improvements situate thereon (the "Building"); and

          WHEREAS, Tenant desires to lease from Landlord, and Landlord is willing to lease to Tenant, certain premises on the eleventh (11th) floor of the Building as shown on the plan attached as Exhibit "B" hereto (the "Premises") upon the terms, covenants, conditions and provisions set forth below;

          NOW THEREFORE, in consideration of the rents and agreements set forth herein, and intending to be legally bound hereby, Landlord and Tenant agree as follows:

          ARTICLE 1.     Definitions.
                         -----------

          1.1 The following terms shall have the following meanings wherever used in this Lease:

          "Alteration" means any and every alteration, addition, construction, improvement, or modification of or to the Premises and/or any and every installation in the Premises (including, without limitation, all fixtures, panelling, partitions, railings, wall coverings, and all electrical, mechanical, plumbing, heating, ventilating and air conditioning installations affixed or attached to the Premises).

          "Base Tax" means the Taxes for the twelve month period commencing January 1, 1993 and ending December 31, 1993.

          "Building Services" means those services required to be provided by Landlord pursuant to Article 16 hereof.

          "Building Standard Work" means the materials, labor, and services to be provided by Landlord as specified in Section I of Exhibit "E" attached hereto.

          "Building Systems" means the plumbing, heating, ventilating, air conditioning, elevator, wiring, and electrical systems, installations and facilities of the Building.

          "Business Day" means any day except Saturday, Sunday, or any State or federal holiday, or any other day defined as a holiday in any union contract covering the Building.

          "Business Hours" means 9:00 a.m. to 6:00 p.m. on Business Days.

          "City" means the City of New York.

          "Condemnation" (or to "Condemn") means any and every taking (whether temporary or permanent) for any public or quasi-public purpose, by any Government Entity by exercise of condemnation or eminent domain (or any transfer or conveyance by agreement in lieu thereof).

          "Damage" means any and all damage or destruction resulting from fire or other casualty.

          "Employee" means an officer, director, employee, partner, agent, contractor, subcontractor, or representative.

          "Encumbrance" means any and every lease, security interest, charge, covenant, restriction, lien, mortgage, or other encumbrance of any kind whatsoever.

          "Expiration Date" means the last day of the sixth (6th) month after the eleventh (11th) anniversary of the Commencement Date.

          "Fees-And-Costs" means fees and expenses of attorneys, architects, engineers, expert witnesses, contractors, consultants and other Persons and costs of transcripts, printing of briefs and records, copying, and other reimbursable expenses charged by any of the foregoing.

          "Government Entity" means the United States, the State, the City, and any and every other agency, department, commission, rule-making body, bureau, instrumentality and/or political subdivision of government of any kind whatsoever, now existing or hereafter created, now or hereafter having jurisdiction over the Premises, the Land, the Building, and/or the use, occupancy, possession, operation and/or maintenance of the Premises, the Land and/or the Building.

          "Indemnitees" means Landlord, Landlord's Affiliates, and Managing
Agent.

          "Insurance Requirement" means any rule, regulation, code, or other requirement issued by any fire insurance rating bureau or any body having similar functions and/or any insurance company which has issued a policy of insurance covering the Premises, the Land and/or the Building, as in effect from the date of this Lease through the Expiration Date.

          "Interest Rate" means a rate per annum equal to the lesser of (a) 2% above the so-called "prime rate" of Citibank, N.A., New York, New York, as publicly announced from time to time (or if Citibank, N.A. shall cease to exist or cease to announce such rate, any similar rate which is publicly announced from time to time by any other bank in the City having total assets in excess of $500 million and designated by Landlord in writing); or (b) the maximum rate of interest, if any, which Tenant may legally contract to pay in the State.

          "Landlord" means only the owner (or mortgagee in possession) of the Land and the Building (or the holder of a lease of the Land and/or the entire Building) for the time being.

          "Landlord's Affiliates" means (i) any corporation controlling Landlord and any parent corporation controlling the same (whether directly or indirectly); (ii) any corporation controlled by Landlord and any corporation controlled by the same (whether directly or indirectly); (iii) any Person which acquires substantially all of the assets of Landlord or any corporation into which Landlord may be merged or with which Landlord may be consolidated; and
(iv) all Employees of Landlord and of every corporation referred to in (i), (ii) and (iii) above.

For purposes of this definition, "control" means the ownership of more than twenty per cent (20%) of the common stock of a corporation or the beneficial ownership of an unincorporated enterprise.

          "Law" or "Laws" means each and every law, rule, regulation, order, ordinance, statute, requirement, code, or executive mandate of any kind whatsoever, present or future, issued by any Government Entity applicable to or affecting the Premises, the Land, the Building, and/or the use, occupancy, possession, operation, and/or maintenance of the Premises, the Land and/or the Building.

          "Legal Proceeding" means every action, litigation, summary proceeding, arbitration, administrative proceeding, and other legal or equitable proceeding of any kind whatsoever.

          "Lien" means any and every lien of any kind whatsoever for the furnishing (or alleged furnishing) of (or on account of) labor, materials, services, facilities, or any other things whatsoever.

          "Operating Year" means each calendar year which includes any part of the Term.

          "Person" means an individual person, corporation, partnership, trust, joint venture, proprietorship, estate or other incorporated or unincorporated enterprise, entity, or organization of any kind whatsoever.

          "Premises" means and includes the Premises and/or every part or portion thereof. For the purposes of this Lease, the Premises shall be deemed to contain 15,420 square feet of space, and Landlord and Tenant conclusively accept such figure as correct.

          "Rent" or "Rents" means, collectively, Fixed Rent and Additional Rent.

          "Required Insurance" means the insurance coverage required to be provided by Tenant under Article 13 hereof, and the Alterations Insurance required under Section 10.6 hereof.

          "Restoration" (or "Restore") means and includes any and all repairs, additions, restorations, rebuilding, construction, alterations, improvements and replacements of every kind (whether structural or otherwise).

          "Senior Encumbrance" means the following (a) any and every mortgage now a lien, or hereafter becoming a lien, upon the Land or the Building, and (b) any lease presently or hereafter in effect between Landlord, as lessee or tenant, and any owner of the Land or the Building.

          "State" means New York State.

          "Substantially Complete" or "Substantial Completion" means that the work in question is complete, except for (a) minor or insubstantial details of construction, decoration, or mechanical adjustment; and/or (b) portions of the Building Standard Work which cannot be completed until after completion of Tenant's Initial Work.

          "Tax Year" means the fiscal year of the City, commencing on July 1 and expiring on June 30 in each year (as modified by the City from time to time).

          "Tenant's Percentage" means 4.90%.

          1.1. Certain other terms and phrases are defined elsewhere in this Lease and/or the Exhibits hereto.

          1.2  Wherever used in this Lease,

               (a) the words "include" or "including" shall be construed as incorporating "BUT NOT LIMITED TO" or "WITHOUT LIMITATION";

               (b) the phrase "at Tenant's expense" means at the sole and exclusive expense of Tenant, who shall be responsible for all costs involved in, or associated with, the applicable matter; and

               (c) the phrase "in Landlord's judgment" means in Landlord's sole and exclusive discretion and judgment.

          1.3. Wherever this Lease imposes any obligation upon Tenant, or provides that Tenant shall be responsible for any action or matter, the Lease shall be construed to mean that Tenant shall perform or undertake the matter at Tenant's expense, unless expressly specified otherwise.

          ARTICLE 2.     Term; Commencement Date.
                         -----------------------

          2.1. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, the Premises for a term (the "Term") of approximately eleven (11) years and six (6) months commencing at 12:00 a.m. on the Commencement Date and expiring at 11:59 p.m. on the Expiration Date (or on such earlier date as the Lease may otherwise terminate in accordance with its terms, covenants, conditions and provisions).

          2.2. "Commencement Date" means the earlier of:

               (a) the date when Landlord Substantially Completes the Building Standard Work and the Tenant's Initial Work (other than any work which cannot be completed on such date provided that the failure to complete such work will not substantially interfere with Tenant's use of the Premises);

               (b) the date when Tenant, any Employee of Tenant, or any Person holding by, through, or under Tenant, first occupies the Premises;

provided, however, that if Landlord shall be delayed in Substantial Completion of the Building Standard Work and the Tenant's Initial Work as a result of (i) Tenant's failure to agree to plans and specifications before the date required under this Lease, (ii) Tenant's request for materials, finishes or installations other than Building Standard Work, (iii) any Tenant changes in plans, or (iv) the performance or completion by a Person employed by Tenant; then the Commencement Date and the payment of Rent hereunder shall be accelerated by the number of days of such delay.

          2.3. Landlord shall give Tenant written notice specifying when the Commencement Date has occurred. At either party's request, the other shall execute a written agreement confirming the Commencement Date. Tenant's failure to agree in writing shall not invalidate the Commencement Date as determined by Landlord.

          ARTICLE 3.     Fixed Rent; Additional Rent
                         ---------------------------

          3.1. (a)       Tenant agrees to pay Landlord fixed rent ("Fixed Rent")
at the annual rate of Five Hundred Thirty-Nine Thousand Seven Hundred Dollars ($539,700.00) in equal monthly installments of Forty-Four Thousand Nine Hundred Seventy-Five Dollars ($44,975.00) for the period from the Commencement Date through the expiration of the Term in advance on the first day of each and every calendar month.

               (b) Notwithstanding anything contained herein to the contrary, provided Tenant shall not be in default beyond applicable grace and notice periods of its obligations under this Lease, Tenant shall be entitled to an abatement of the Fixed Rent payable hereunder for a period of eighteen (18) months (the "Abatement Period") after the Commencement Date.

               (c) The entire Fixed Rent otherwise due and payable for the Abatement Period shall become immediately due and payable upon the occurrence of a default beyond applicable grace and notice periods by Tenant under this Lease.

          3.2. If the Commencement Date falls on any day other than the first day of a calendar month, the installment of Fixed Rent for such calendar month shall be prorated on a per diem basis, which Tenant shall pay on the Commencement Date. Tenant has paid one full month's installment of Fixed Rent to Landlord upon execution of this Lease.

          3.3. Tenant agrees to pay as additional rent ("Additional Rent") all sums of money, costs, expenses, charges, interest, or fees (including all Fees-And-Costs) of every kind or amount whatsoever, other than Fixed Rent, which Tenant has assumed or agreed to pay to Landlord, or which otherwise may become due and payable by Tenant, under this Lease. Unless otherwise specified, Tenant shall pay all Additional Rent within five (5) days after Landlord's demand. Landlord shall have the same rights (and remedies) to terminate this Lease and/or to recover possession of the Premises for Tenant's failure to pay Additional Rent as for Tenant's failure to pay Fixed Rent.

          3.4. Tenant shall pay Fixed Rent and all Additional Rent in lawful money of the United States by unendorsed check drawn to Landlord's order on a bank or financial institution which is a member of the New York Clearinghouse Association in the City.

          3.5. Tenant shall pay all Rents due Landlord at the office of Landlord at c/o M.S. Management Associates, Inc., One Merchant Plaza, P.O. Box 7033, Indianapolis, Indiana 46207, or at such other place as Landlord may designate by notice to Tenant from time to time.

          3.6. Tenant shall pay all Fixed Rent and Additional Rent promptly when due and payable, without notice or demand, and without offset, deduction, credit, abatement, or counterclaim of any kind or for any reason whatsoever (unless, however, specifically permitted elsewhere in this Lease).

          3.7. If Tenant fails to pay any installment of Fixed Rent or any amount of Additional Rent for more than ten (10) days after the same is due, Tenant shall pay interest thereof at the Interest Rate from the date when due through the date of payment.

          3.8 If Tenant fails to make any payment required by this Lease (other than Rent), or if Tenant fails to keep or perform any other term, covenant, condition or provision of this Lease, or if this Lease provides in any case that Landlord may take certain actions at Tenant's expense, Landlord may (at Landlord's election) (a) make any such payment; and/or (b) take such action as Landlord deems necessary or desirable (in Landlord's judgment) to perform and fulfill such term, covenant, condition or provision.

Tenant agrees to reimburse Landlord, upon demand, for any such payment, and/or for all amounts so paid or incurred by Landlord (including all Fees-And-Costs), together with interest on each such amount at the Internal Rate from the date of Landlord's demand.

          3.9. If any Fixed Rent or any Additional Rent shall be or become uncollectible by virtue of any Laws, Tenant shall enter into such agreement or agreements and take such other action as Landlord may request to permit Landlord to collect the maximum Fixed Rent and Additional Rent which may, from time to time during the continuance of such restriction, be legally permissible, but not in excess of the amounts due hereunder. Upon the termination of such restriction, (a) the Fixed Rent and Additional Rent shall become payable in accordance with the terms of this Lease and (b) Tenant shall pay Landlord, if legally permissible, an amount equal to (i) the Fixed Rent and Additional Rent which would have been payable hereunder but for the restriction, less (ii) the amounts paid by Tenant to Landlord during the period that such rent restriction was in effect.

          ARTICLE 4.     Option.
                         ------

          4.1. Provided that this Lease is then in full force and effect, and Tenant is not in default hereunder, Tenant shall have an option (the "Option") to renew the term of this Lease for one additional period of three (3) years and six (6) months (the "Renewal Term"), which term shall commence at 12:00 a.m. immediately following the Expiration Date of the original Term and expire at 11:59 p.m. on the date which is three (3) years and six (6) months after the commencement date of the Renewal Term or such earlier date upon which this Lease may be terminated as herein provided. Tenant may only exercise this Option by giving written notice to Landlord of its intent to renew this Lease pursuant to this Section 4.1 not less than twelve (12) calendar months prior to the Expiration Date. Notwithstanding the foregoing, Tenant shall not have the right to extend the term of this Lease for the Renewal Term if a default shall have occurred beyond the expiration of any applicable notice and cure periods and otherwise have not been cured on or before the date on which notice of renewal is given by Tenant or on the date preceding the Expiration Date, as the case may be. Time shall be of the essence with respect to the exercise of Tenant's notice to renew. The Renewal Term shall be upon all of the terms and conditions of this Lease, except that (a) the Fixed Rent for the Renewal Term shall be as determined pursuant to Section 4.2, (b) the Expiration Date shall be deemed extended as hereinabove described and (c) Tenant shall have no further right or option to renew or extend the term of this Lease.

          4.2. In the event Tenant exercises its Option pursuant to Section 4.1, then Tenant agrees to pay Landlord Fixed Rent for the Renewal Term at the annual rate of Six Hundred Forty-Seven Thousand Six Hundred Forty Dollars ($647,640.00) in equal monthly installments of Fifty-Three Thousand Nine Hundred Seventy

Dollars ($53,970.00) for the period from the commencement of the Renewal Term through the expiration of the Renewal Term.

          4.3. In the event Tenant exercises its Option pursuant to Section 4.1 for the Renewal Term, the definition of Base Rate and Base Tax shall not change for the Renewal Term.

          ARTICLE 5.     Tax Payment.
                         -----------

          5.1. Tenant shall pay Landlord as Additional Rent for each Tax Year an amount (the "Tax Payment") equal to Tenant's Percentage of the EXCESS of Taxes for such Tax Year over the Base Tax. The Tax Payment shall be payable in equal semi-annual installments on the first day of each December and June.

          5.2. In this Lease "Taxes" means a sum equal to one-third (1/3) of ANY AND ALL OF THE FOLLOWING imposed under the Laws of the City, the State, or any other Government Entity upon or with respect to the Land or the Building:

                 (a)     real and personal property taxes;

                 (b)     general and special assessments;

                 (c) water, water meter, sewer rents, rates and charges, and all costs and charges (if any) for installing, repairing, or replacing water meters;

                 (d)     excises, levies, licenses and permit fees;

                 (e) service charges, if any, with respect to police and fire protection, security, or street maintenance and lighting;

                 (f) fees and charges for construction, maintenance, occupancy or use of any vault, passageway or space in, on, over, or under the street or sidewalks adjacent to the Land or the Building, or for the construction, maintenance or use of any part of the Land or the Building within the limits of any street;

                 (g) other levies, fees, rents, assessments, taxes and charges, general or special, ordinary or extraordinary, foreseen or unforeseen, or any kind or nature whatsoever;

                 (h) all increases in any of the foregoing, whether resulting from increases in rates, reassessments, or otherwise, and whether ordinary or extraordinary, foreseeable or unforeseeable; and

                 (i) all Fees-And-Costs incurred by Landlord to contest (or defend against) any of the foregoing.

If, by reason of any change in the method of taxation or in the applicable Government Entity, a new or additional real estate tax, or a franchise, income, transit, profit or other tax or governmental imposition, however designated, is levied against Landlord, the Land, the Building, or the Premises, in addition to (or in substitution in whole or in part for) any item previously included in "Taxes", or in lieu of additional Taxes, such new, additional, or redesignated item shall be included in "Taxes". The term "Taxes" shall not include income, franchise or estate taxes.

          5.3. Landlord shall furnish Tenant a written statement of the Tax Payment for each Tax Year (each such statement, a "Tax Statement"). If Landlord issues a Tax Statement after the beginning of the applicable Tax Year (a) until such Tax Statement is rendered, Tenant shall pay the Tax Payment for such Tax Year in installments based upon the most recent Tax Statement rendered to Tenant; and (b) within ten (10) days after receiving a new Tax Statement, Tenant shall pay Landlord an amount equal to any underpayment for such Tax Year (and, in the event of an overpayment by Tenant, Landlord shall permit Tenant to credit against subsequent payments under this Section 5.3 the amount of such overpayment).

          5.4. If the Taxes for any Tax Year change, whether during or after such Tax Year, Landlord may give Tenant a revised Tax Statement for such Tax Year, and Tenant's Tax Payment for such Tax Year shall be adjusted and paid or credited, as appropriate, in accordance with Section 5.3(b).

          5.5. If at any time, Taxes are required to be paid in annual, monthly, quarterly, or other installments, or on any date or dates other than as presently required, whether to any Government Entity or in escrow under any Senior Encumbrance, then, at Landlord's option, the Tax Payments shall be correspondingly rescheduled so that Tenant's Tax Payments are due at least thirty (30) days before such payments are due. Tenant shall receive no discount or credit as the result of any prepayment of Taxes.

          5.6 If Landlord receives a refund of Taxes for any Tax Year, Landlord shall credit Tenant's Percentage of the refund (after deduction of Landlord's Fees-and-Costs incurred in obtaining the same) received by Landlord (without interest other than interest actually received by Landlord as part of such refund) against Tenant's next succeeding Tax Payment(s).

          5.7 A Tax Payment covering any fiscal period which includes a period BEFORE the Commencement Date or AFTER the Expiration Date shall be apportioned between Landlord and Tenant on a per diem basis and, subject to later adjustment based on the Tax Statement, shall be paid on the Commencement Date or the Expiration Date, as the case may be.

          5.8 Tenant shall pay Landlord, upon demand, any occupancy tax or rent tax which Landlord is now or subsequently required to pay with respect to the Premises or this Lease.

          5.9 This Article shall never apply so as to reduce Fixed Rent. The rights and obligations of Landlord and Tenant under this Article shall survive the expiration of the Term or other termination of this Lease; and Tenant shall pay all amounts due under this Article even if Landlord gives a Tax Statement after the Expiration Date or any earlier termination of this Lease.

          5.10 Landlord's delay in rendering a Tax Statement with respect to any Tax Year shall not prejudice Landlord's right thereafter to render a Tax Statement with respect to that (or any other) Tax Year so long as Landlord delivers the Tax Statement to Tenant within two (2) years after the Taxes in question are due and payable.

          5.11 Only Landlord shall be eligible to institute proceedings to contest the Taxes or reduce the assessed valuation of the Land and the Building. Landlord shall be under no obligation to contest the Taxes or the assessed valuation of the Land and the Building for any Tax Year or to refrain from contesting the same, and may settle any such contest on such terms as Landlord in its sole judgement considers proper. In the event Landlord elects not to contest the Taxes or reduce the assessed valuation of the Land and the Building, Tenant shall be entitled to request a reasonable explanation by Landlord why it has not contested such matters, but shall not, under any circumstances, be permitted to initiate such contest or require Landlord to initiate such contest.

          5.12. (a) Tenant understands that Landlord is seeking benefits under the Industrial and Commercial Incentive Program (the "Program") as defined and described in Sections 11-256 through 11-266 of the Administrative Code of the City of New York, and the regulations promulgated thereunder. Tenant recognizes that in connection with Landlord's receipt of benefits under the Program, Landlord and Tenant must comply as required, and cause contractors, subcontractors, materialmen and suppliers engaged in constructing or installing any improvements or fixtures in the Building, to comply with regulations promulgated pursuant to the Program as required with respect to the employment and training of employees engaged in such construction and installation. In furtherance of Tenant's compliance with the Program and the regulations promulgated thereunder, Tenant agrees (i) to report to Landlord from time to time, upon request, the number of workers permanently engaged in employment at the Premises, the nature of each worker's employment and the New York City residency of each and (ii) to provide access to the Premises by employees and agents of any Government Entity enforcing the Program at all reasonable times if and when requested by Landlord.

                (b) Tenant shall not be required to pay Taxes or other charges which become due because of the willful neglect or fraud by Landlord in connection with the Program or otherwise to relieve or indemnify Landlord from any personal liability arising under the Program except where imposition of such Taxes, charges, or liability is occasioned by actions of Tenant in violation of this lease or the Program.

                (c) Tenant acknowledges that Tenant's failure to comply fully with each and every provision of the Program or the regulations promulgated thereunder may cause Landlord to lose some or all of the benefits of the Program and that such loss will be very substantial. Tenant shall furnish to Landlord simultaneously with the transmission thereof to any agency charged with administration of the Program true copies of any and all documents submitted or required to be submitted by Tenant, its contractors or subcontractors, in connection with the Program. Tenant acknowledges that it has received a copy of the Program and the regulations promulgated thereunder as of the date hereof.

                (d) Tenant acknowledges and agrees that Landlord may at any time, in its sole discretion, withdraw from or decline to participate in this Program.

          ARTICLE 6. Wage Rate Escalation.
                     --------------------

          6.1.  In this Lease:

                (a) "Wage Rate" shall mean the average of the minimum hourly wage rates for a regular 40-hour week with respect to Porters (inclusive of any overtime or premium pay work in such regular work week), together with all payroll taxes calculated on such minimum hourly rate required to be paid for Porters in Class "A" office buildings, established by the Realty/Advisory Board on Labor Relations, Incorporated and Locals 32B/32J of the Service Employees

                      International Union AFL-CIO; or their successors (the "Labor Agreement") in effect as of December 1st of each Operating Year; provided, however, that (i) if there is no Labor Agreement in effect prescribing a Wage Rate for Porters on December 1, 1993 or on December 1 of any Operating Year, computations and payments shall be on the basis of the regular hourly Wage Rate actually payable to or on behalf of Porters by Landlord's service contractors over a 40-hour week, in effect as of December 1st of each such year, and (ii) if in any Operating Year the regular employment of Porters shall occur on days or during hours when overtime or other premium pay rates are in effect pursuant to the Labor Agreement, then the term "hourly rate of wages" as used herein shall be deemed to mean the average hourly wage rate for the hours in a calendar week during which Porters are regularly employed (e.g., if pursuant to the Labor Agreement the regular employment of Porters for forty hours during the calendar week is at a regularly hourly wage rate of $3.00 for the first thirty hours, and premium or overtime hourly wage rate of $4.50 for the remaining ten hours, then the hourly rate of wages under this Article during such period shall be the total week rate of $135.00 divided by the total number of regular hours of employment, forty, or $3.375).

                 (b) "Porters" shall mean that classification of employee engaged in the general operation and maintenance of Class "A" office buildings most nearly comparable to the classification of porters in the Labor Agreement.

                 (c) "Basic Rate" shall mean the Wage Rate in effect as of December 1, 1993.

          6.2. If, in any Operating Year during the Term, the Wage Rate shall exceed the Base Rate, Tenant shall pay as Additional Rent that amount equal to the sum obtained by multiplying the number 15,420 by the number of cents by which the Wage Rate exceeds the Base Rate (i.e., the number of cents, including any fraction of a cent of any increase in such hourly rate multiplied by 15,420)(the "Wage Rate Escalation").

          6.3.   (a)  The amount of Additional Rent payable pursuant to Section
6.2 shall be fixed as of the effective date of such increase or decrease in the Wage Rate, and Tenant shall pay in equal monthly installments one-twelfth (1/12th) of the amount of such adjustment until a new adjustment becomes effective pursuant to the terms of this Article. If the adjustment in the Additional Rent pursuant to Section 6.4 affects months for which Tenant has already paid the monthly installment of Additional Rent, the amount of the increase for such months shall be paid by Tenant to Landlord, as Additional Rent hereunder, within ten (10) days of receipt of the statement referred to in
Section 6.4 hereof.

                 (b) Any such adjustment for less than a year or for less than a month shall be prorated over the applicable period.

          6.4. Landlord may give Tenant a written statement for each Operating Year setting forth Landlord's estimate of Tenant's Wage Rate Escalation for such Operating Year ("Landlord's Estimate"). Tenant shall pay Landlord an amount equal to one-twelfth (1/12th) of Landlord's Estimate on the first day of each and every month during the Operating Year. If Landlord delivers Landlord's Estimate after an Operating Year begins, then:

                 (a) until the first of the month after the month in which Tenant receives Landlord's Estimate, Tenant shall pay Landlord an amount equal to the monthly sum payable by Tenant under this Section for the last month of the preceding Operating Year; and

                 (b) on the first day of the month following the month in which Tenant receives Landlord's Estimate (and monthly thereafter for the balance of such Operating Year), Tenant shall pay Landlord an amount equal to one-twelfth (1/12th) of Landlord's Estimate.

Landlord may revise Landlord's Estimate for a particular Operating Year (but not more often than three times as to any Operating Year). In such event the Wage Rate Escalation payment for such Operating Year shall be adjusted and Tenant shall pay any underpayment within ten (10) days after receiving any revised Landlord's Estimate, or Tenant shall receive a credit for any overpayment against subsequent payments.

          6.5. After the end of each Operating Year Landlord shall submit to Tenant a written statement (each such, a "Wage Rate Escalation Statement") prepared by an independent firm of certified public accountants selected by Landlord (the "Accountants") setting forth the Wage Rate Escalation for the preceding Operating Year and the balance of Tenant's Wage Rate Escalation payment (if any) due from Tenant for such Operating Year. If Tenant's payments under Section 6.4 have exceeded the Wage Rate Escalation payment for such Operating Year, Tenant shall receive a credit for such excess against subsequent payments under this Article. If Tenant's prior payments were less than the Wage Rate Escalation payment for such Operating Year, Tenant shall pay Landlord the deficiency within ten (10) days after receipt of the Wage Rate Escalation Statement. Landlord's annual Wage

Rate Escalation Statements under this Section shall be in reasonable detail but need not be audited or certified by the Accountants. The Accountants may rely on Landlord's reasonable allocations and estimates of costs and expenses where allocations or estimates are necessary or practicable.

          6.6. This Article shall never apply so as to reduce Fixed Rent. The rights and obligations of Landlord and Tenant under this Article shall survive expiration of the Term or other termination of this Lease; and Tenant shall pay all amounts due under this Article even if Landlord gives a written statement of Wage Rate Escalation after the Expiration Date or any earlier termination of this Lease.

          6.7. Landlord's delay in rendering a Wage Rate Escalation Statement for any Operating Year shall not prejudice Landlord's right thereafter to render a Wage Rate Escalation Statement with respect to that (or any other) Operating Year so long as Landlord delivers the Wage Rate Escalation Statement to Tenant within two (2) years after the Wage Rate Escalation in question was due and payable.

          6.8. Each Wage Rate Escalation Statement shall be conclusive and binding upon Tenant unless within thirty (30) days after receipt Tenant notifies Landlord that Tenant disputes the correctness of such Wage Rate Escalation Statement, specifying the particular respects in which the same Wage Rate Escalation Statement is allegedly incorrect. Pending the determination of any such dispute, Tenant shall make all payments in accordance with the disputed statement without prejudice to Tenant's position.

          ARTICLE 7.     Electricity.
                         -----------

          7.1. Subject to the provisions of this Lease, Landlord shall provide for the furnishing of electric current to the premises in accordance with the provisions of Section I.B.1.a. of Exhibit E of this Lease. As provided therein, Landlord shall, at Tenant's sole cost and expense, install a meter or meters (collectively, the "Submeter"), at a location designated by Landlord, to measure Tenant's consumption of and demand for electric current. If and so long as electric current is supplied by Landlord to the Premises, Tenant will pay Landlord or Landlord's designated agent, as Additional Rent for such service (the "Electricity Additional Rent"), a sum determined by computing the electric utility's charges directly from the utility to Landlord and in proportion to Tenant's consumption and demand (including Tenant's actual portion of any fuel adjustment charges, rate adjustment charges, sales tax, and/or any other charges used by the electric utility in computing its charges to Landlord) and adding to such amount a fee (the "Overhead Charge") equal to the greater of (x) six percent (6%) of such amount representing administrative and overhead costs of Landlord, or (y) Tenant's Percentage of Landlord's actual administrative overhead charges (together with supporting documentary evidence of such charges) but in no event to exceed fifteen (15%) percent of such amount. In the event the Overhead Charge exceeds six percent (6%), Tenant shall be permitted to audit Landlord's books and records pertaining to the Overhead Charge.

          7.2. The amounts measured by the Submeter shall be binding and conclusive on Tenant. If the Submeter should fail to properly register or operate at any time during the term of this Lease for any reason whatsoever, Landlord may estimate the Electricity Additional Rent for such period. The period to be used for the aforesaid computation shall be as Landlord, in its sole discretion, may from time to time elect. Where more than one meter measures the electric service to Tenant, the electric service rendered through each meter may be computed and billed separately, as set forth above or cumulatively, at Landlord's option. Bills for the Electricity Additional Rent shall be rendered to Tenant at such time as Landlord may elect.

          7.3. (a) If Landlord is required by Law, the utility or Insurance Requirements to discontinue furnishing electricity to Tenant on a submetering basis, then Landlord may (but shall not be obligated to) elect in writing to continue to furnish electricity to Tenant and in such event Tenant shall pay Landlord the Electricity Additional Rent for such electric service as if such electricity was provided on a submetering basis as in Section 7.2 above; provided that Tenant's consumption and demand shall be determined based on an electrical survey made by an electrical consultant selected by Landlord (the "Consultant"), which Consultant shall then compute in the Electricity Additional Rent then payable in accordance with the other provisions of this Article 7.

                 (b) If no survey has yet been performed under this Section 7.3, Tenant's monthly consumption and demand shall be deemed to equal its average monthly consumption and demand for the prior twelve-month period (or since the Commencement Date if such date occurred within the past year).

                 (c) The Consultant may resurvey the Premises from time to time and adjust the Electricity Additional Rent accordingly.

                 (d) The determinations made by the Consultant shall be binding and conclusive on Landlord and Tenant from and after the delivery of copies of such determinations to Landlord and Tenant, unless within fifteen (15) days after the delivery of such copies, Tenant disputes such determination by having an independent reputable electrical consultant, selected and paid for by Tenant, consult with Landlord or its consultant as to said determinations. If they shall both agree upon the same, their said agreement shall be binding upon the parties, or if the difference between them in the computation of the Electricity Additional Rent is ten (10%) percent or less of the determinations made by the Consultant, then the determinations made by the Consultant shall be binding upon the parties. If Landlord or the Consultant and Tenant's consultant cannot agree within the said ten (10%) percent of each other, they shall jointly select a third duly qualified independent, reputable electrical consultant who shall determine the matter and whose decision shall be binding upon both parties with the same force and effect as if a non-appealable judgement has been entered by a court of competent jurisdiction. If Landlord or the Consultant and Tenant's consultant cannot agree upon such a third electrical consultant, the matter shall be submitted to the American Arbitration Association in the City to be determined in accordance with its rules and regulations and the decision of the arbitrators shall be binding upon the parties with the same force and effect as if a non-appealable judgment had been entered by a court of competent jurisdiction. Any charges of such third consultant or of the American Arbitration Association and all costs and expenses of either shall be borne equally by both parties. When the amount of the Electricity Additional Rent has been determined, the parties shall execute an agreement supplementary hereto to reflect such Electricity Additional Rent effective from the date determined by such electrical consultant as aforesaid. Notwithstanding the foregoing, until such final determination, Tenant shall pay such Additional Rent to Landlord in accordance with the determinations made by the Consultant. After such final determinations, the parties shall make adjustment for any deficiency owed by Tenant or any overage paid by Tenant.

          7.4. Landlord may adjust to Electricity Additional Rent from time to time (without additional survey, if applicable) to reflect changes in the utility's charges to Landlord as specified in Section 7.1 and in any tax charges as specified in Section 7.5.

          7.5. If any tax is imposed upon Landlord's receipts from the sale or resale of electric current to Tenant by any Government Entity, Tenant agrees that, unless prohibited by law, such taxes shall be passed on to, and included in the bill of, and paid by tenant to Landlord as Additional Rent.

          7.6. Tenant's use of electric current in the Premises shall not exceed the capacity of any electrical conductors and equipment in or otherwise serving the Premises.

          7.7. Landlord shall not be liable to Tenant for any reduction in service, failure, or defect in the supply or character of electric current furnished to the Premises where such reduction in service, failure, or defect is required by Laws or results from any requirement, act or omission of the public utility supplying electricity to the Building or for any other reason whatsoever. If required by Consolidated Edison, Laws or Insurance Requirements, Landlord may discontinue the delivery of electricity and/or the use of submeters and in such event Landlord shall permit Tenant to purchase electricity directly from Consolidated Edison or other public utility.

          7.8. Tenant agrees that at no time will the connected electrical load in the Premises exceed six (6) watts per square foot.

          7.9.   Intentionally omitted.

          7.10. In the event that pursuant to any of the provisions of this Article, any initial determinations, statements or estimates are made by or on behalf of Landlord (whether such initial determinations, statements or estimates are subject to dispute or not pursuant to the provisions of this Article), Tenant shall pay to Landlord the amount(s) set forth on such initial determinations, statements or estimates, as the case may be, until subsequent determinations, statements or estimates are rendered, at which time the parties shall make adjustment for any deficiency owed by Tenant, or any overage paid by Tenant.

          7.11.  (a)     For purposes of this Section 7.11, the following terms
shall have the following meanings:

                 i) The term "Landlord's Cost", shall mean the average cost per kilowatt hour and average cost per kilowatt demand, by time of day, if applicable, to Landlord of purchasing electricity for the building, including, without limitation, fuel adjustment charges (as determined for each month of the relevant period and not averaged) rate adjustment charges, sales tax, and/or any other factors, used by the public utility company (the "Utility") servicing the Building in computing its charges to Landlord applied to the kilowatt hours of energy and kilowatts of demand purchased by Landlord during a given period, and further including transmission and transformer losses (to be determined by Landlord if such losses are not measured by the Submeter, as defined herein);

                 ii) The term, "Common Area Electric Costs", shall mean Landlord's Cost for all electricity used in maintaining, operating and lighting all the public and service areas of the entire Building, including, without limitation, electricity used to operate house pumps, ejector pumps, elevators, corridor lighting, exterior lighting, central or package type air conditioning systems of the Building, and all space in the Building not leased to tenants (but shall not include any cost Landlord is responsible for pursuant to
          Section 18.4);

                 iii) The term "Landlord's Statement", shall mean an instrument containing a computation (or estimate thereof), of Landlord's Cost, the Common Area Electric Payment (hereinafter defined), or any other computation to be made by Landlord pursuant to the provisions of this Section 7.11; and

                 iv) The term "Electric Year", shall mean any calendar year which shall include any part of the term of this Lease.

                 (b) In addition to all other sums payable by Tenant to Landlord pursuant to the provisions of this Article 11, and regardless of the manner of service of electric current to the Premises (whether by submetering or direct meter), Tenant shall pay to Landlord, as additional rent (the "Common Area Electric Payment"), an amount equal to Tenant's Percentage of the Common Area Electric Costs for each Electric Year.

                 (c) Landlord shall furnish to Tenant, prior to the commencement of each Electric Year, an Landlord's Statement setting forth Landlord's estimate of the Common Area Electric Payment for such Electric Year. Tenant shall pay to Landlord on the first day of each month during such Electric Year an amount equal to one-twelfth (1/12th) of Landlord's estimate of the Common Area Electric Payment for such Electric Year. If, however, landlord shall furnish any such estimate for an Electric Year subsequent to the commencement thereof, then i) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.11 in respect of the last month of the preceding Electric Year; ii) promptly after such estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of the Common Area Electric Payment previously made for such Electric Year were greater or less than the installments of the Common Area Electric Payment to be made for such Electric Year in accordance with such estimate, and (x) if there shall be a deficiency, Tenant shall pay the amount thereof within ten (10) days after demand therefor, or (y) if there shall have been an overpayment, Landlord shall permit Tenant to credit the amount thereof against subsequent payments due and payable under this Section 7.11; and (z) on the first day of the month in which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Electric Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Common Area Electric Payment shown on Landlord's Statement. Landlord may at any time or from time to time, furnish to Tenant a revised statement of Landlord's estimate of the Common Area Electric Payment for such Electric Year, based on any increase or decrease in the Common Area Electric Costs, and, in such event, the Common Area Electric Payment for such Electric Year shall be adjusted and paid or credited, as the case may be, substantially in the same manner as provided in the preceding sentence.

                 (d) After the end of each Electric Year, Landlord shall furnish to Tenant an Landlord's Statement for such Electric Year which Landlord's Statement shall be binding and conclusive on Tenant absent manifest error. If Landlord's Statement shall show that the sums paid by Tenant under this Section exceeded the Common Area Electric Payment paid by Tenant for such Electric Year, Landlord shall permit Tenant to credit the amount of such excess against subsequent payments due and payable under this Section 7.11; and if the Landlord's Statement for such Electric Year shall show that the sums so paid by Tenant were less than the Common Area Electric Payment payable by Tenant for such Electric Year, Tenant shall pay the amount of such deficiency within thirty
(30) days after demand therefor.

                 (e) If the Commencement Date or the Expiration Date shall occur on a date other than January 1 or December 31, respectively, any additional rent payable by Tenant pursuant to this Section 7.11 for the Electric Year in which such Commencement Date or Expiration Date shall occur shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31 or from January 1 to the Expiration Date, as the case may be, both inclusive, shall bear to the total number of days in such Electric Year. In the event of a termination of this lease, any additional rent under this Section 7.11 shall be paid or adjusted within thirty (30) days after submission of an Landlord's Statement. In no event shall fixed rent ever be reduced by operation of Section 7.11 of this Article 7 and the rights and obligations of Landlord and Tenant under the provisions of this Article with respect to any additional rent shall survive the expiration or sooner termination of this lease.

                 (f) Landlord's failure to render an Landlord's Statement with respect to any Electric Year shall not prejudice Landlord's right to thereafter render an Landlord's Statement with respect thereto or with respect to any subsequent Electric Year. Nothing herein contained shall restrict Landlord from issuing an Landlord's Statement at any time there is an increase in Common Area Electric Costs during any Electric Year or any time thereafter.

          ARTICLE 8.     Use.
                         ---

          8.1. The Premises shall be used solely for executive and general offices and showroom for Tenant's children's wear business, and for no other purpose; provided, however, that Tenant may use up to ten (10) sewing machines to manufacture samples. Notwithstanding the preceding sentence, Tenant shall be permitted to permit affiliated companies controlled by Tenant to use the Premises for their childrenswear business.

          8.2.   Tenant will not:

                 (a) do anything (or suffer anything to be done) in the Premises, the Land or the Building which creates danger to persons or property or which constitutes a public or private nuisance;

                 (b) cause or allow any waste, disfigurement or damage, to the Premises, the Land or the Building;

                (c)   permit waste or trash to accumulate in the Premises;

                (d) use or allow use of the Premises for any hazardous purpose;

                (e) use or permit the use of the Premises in violation of Laws or in violation of any Certificate of Occupancy for the Premises or the Building;

                (f) permit the Premises to be used in a manner or anything to be done, brought into or kept therein which in Landlord's judgement will or might impair or interfere with (i) the character, reputation or appearance of the Building as a first class building; (ii) any Building Services or maintenance repairs or other servicing of the Land, the Building or the Premises; or (iii) the use of other areas of the Land or the Building by Landlord or any other tenants or occupants of the Building;

                (g)   use the Premises for any retail purpose whatsoever.

          8.3. Landlord shall obtain a temporary certificate of occupancy and maintain it in full force and effect and shall thereafter obtain a permanent certificate of occupancy at Landlord's cost and expense. As of the Commencement Date, there shall be no violation of record or encumbrance affecting the Premises which would prevent Tenant's use of the Premises for the purposes set forth in this Lease.

          ARTICLE 9.  Compliance with Laws.
                      --------------------

          9.1.  At Tenant's expense, Tenant shall comply with all Laws.

          9.2. To the extent permitted by Law, Tenant may in good faith contest, at Tenant's expense and by appropriate proceedings, the validity or effect of any Law (and Tenant may defer compliance during such contest); provided, however, that (a) Tenant shall first deliver to Landlord a surety company bond in form and substance satisfactory to Landlord in an amount equivalent to one hundred per cent (100%) of the cost of full compliance with the contested Law, which bond shall provide for the payment of all costs of compliance with such Law and shall indemnify Landlord against all losses, costs, penalties and interest (including all Fees-And-Costs) which Landlord may suffer by reason of Tenant's failure to comply (or delay in complying) with such Law;
(b) Tenant shall conduct the contest diligently; and (c) Tenant shall advise Landlord regularly as to the status of the contest.

          9.3. Landlord shall comply with all Laws that relate to the Building which would, if violated, unreasonably interfere with Tenant's use of the Premises.

          ARTICLE 10. Alterations and Installations.
                      -----------------------------

          10.1. Tenant shall not undertake any Alteration, whether voluntarily or in connection with a Restoration required by this Lease, unless Tenant complies with all requirements of this Article.

          10.2. Tenant shall not commence any Alteration without Landlord's prior written consent.

          10.3. Landlord will not unreasonably withhold consent to an Alteration EXCEPT, HOWEVER, any Alteration which will:

                (a) alter or affect any portion of the Building Systems or structure, facade, roof, or foundation of the Building;

                (b)   detract from the use or character of the Building;

                (c) require amendment of any certificate of occupancy for the Premises or the Building;

                (d) interfere with the use or occupancy of Landlord or any other tenant in the Building; or

                (e) require the consent of any insurer under any Required Insurance or any other policy of insurance covering the Land or the Building so long as Landlord provides Tenant with a reasonable explanation of the requirement set forth in such insurance policies.

Notwithstanding the foregoing, Landlord shall not unreasonably withhold or delay its consent to an Alteration which redesigns Tenant's internal electrical outlets or the heating, ventilating and air-conditioning systems so long as such alterations do not increase Tenant's consumption of such services and do not interfere with the proper functioning of the Building Systems.

     10.4. With respect to every Alteration (unless Landlord waives such requirement in writing in any case), Tenant shall cause all necessary designs, plans and specifications for a proposed Alteration to be prepared at Tenant's expense by an architect (or engineer, if appropriate) licensed by the State and shall submit the same to Landlord for Landlord's written approval; provided, however, that Landlord's approval (if given) shall not imply that the Alteration is properly designed or complies with Laws.

     10.5.  With respect to every Alteration:

            (a) Tenant shall procure or cause to be procured all permits, approvals, consents, licenses and filings of any kind required by Laws.

            (b) Tenant shall obtain (and pay any additional costs for) the consent of any insurer to such Alteration if such consent is required to keep any Insurance Policy in full force and effect.

            (c) Tenant shall undertake, prosecute, and complete all work in connection with the Alteration continuously and expeditiously and in a good and workmanlike manner; and Tenant shall incorporate in the Alteration only new materials (and equipment, if applicable) of the best quality specified in the plans and specifications.

            (d) Tenant will inform Landlord in writing of the names of any contractor subcontractor Tenant proposes to use in the Premises at least ten (10) days prior to the beginning of work by such contractor or subcontractor. Tenant shall employ only contractors approved by Landlord in writing (Landlord shall provide Tenant with a list of at least three (3) approved contractors); and any contractor employed by Tenant (and all subcontractors) shall agree to employ only such labor as will not result in jurisdictional disputes or strikes or cause disharmony with other workers employed at the Building. Upon the happening of any such dispute, strike or disharmony, Tenant shall immediately upon notice from Landlord discontinue the labor giving rise thereto. In the event Tenant fails to do so, Landlord, in addition to any rights available to it under this Lease and pursuant to Law, shall have the right to an injunction with or without notice.

            (e) Tenant shall pay each contractor, as the work progresses, the entire cost of supplying the materials and performing the work shown on Tenant's approved plans and specifications, subject to a reasonable retainage.

            (f) Tenant shall cause the Alteration to be installed in compliance with Laws.

            (g) Tenant represents, warrants and covenants that the Alteration will:

                  (i) be of good quality and free from faults and defects, latent or otherwise;

                  (ii)   be free and clear of Liens;

                  (iii) conform to the plans and specifications as approved by Landlord;

                  (iv)   be fit for  the intended use and purpose.

            (h) Tenant and Tenant's contractors shall allow access for inspection by Landlord's representatives at all reasonable times (but this provisions shall not obligate Landlord to conduct any such inspections).

            (i) With respect to any Alteration requiring Landlord's, consent under Section 10.3, Tenant shall pay Landlord, as Additional Rent upon demand, an amount equal to five (5%) percent of the cost of the Alteration, including the cost of all materials and labor (to reimburse Landlord for review by architects and/or engineers, field inspection, coordination, and other indirect costs of Landlord with respect to such Alteration); provided, however, that Tenant shall not be required to pay this amount with respect to Tenant's Initial Work. Landlord, at Tenant's sole cost and expense, shall cooperate with Tenant in connection with obtaining any government approvals or permits with respect to such Alteration.

                 (j) Tenant shall obtain all necessary asbestos certifications and comply with the New York City Asbestos Control Law, as the same may be amended, including the removal of any materials containing asbestos.

                 (k) Tenant shall comply with all requirements of the ICIP Program.

          10.6. Before commencing any work with respect to an Alteration, Tenant shall deliver to Landlord the following, at Tenant's sole expense, each in a form satisfactory to Landlord and each issued by a surety company or insurer previously approved in writing by Landlord, and shall maintain the same until completion of the work:

                 (a) a payment bond guaranteeing to Landlord and/or Landlord's assigns Tenant's timely payment for all labor, services, materials and equipment furnished in connection with the Alteration or any portion thereof (and to all persons or firms furnishing the same);

                 (b) a performance bond guaranteeing to Landlord and/or Landlord's assigns Tenant's full and faithful completion of the Alteration in accordance with the plans and specifications approved by Landlord;

                 (c) the insurance coverages specified in Section II.A.5. of Exhibit E of this Lease (the "Alterations Insurance").

With respect to any such Alteration, moreover, Tenant shall cause all work to be undertaken under the supervision of a licensed architect or licensed professional engineer reasonably satisfactory to Landlord. Tenant, at its option, in lieu of the payment and performance bonds discussed above, may deliver to Landlord (i) a standby letter of credit in form acceptable to Landlord in an amount equal to at least one hundred ten (110%) percent of the estimated cost of the Alteration, or (ii) a personal unlimited guaranty of payment and performance by Jack Benun.

          10.7. Landlord shall not be responsible for any labor or materials furnished to Tenant (other than the matters specified in Exhibit "E"), or for delays of any kind experienced by Tenant's contractors. No lien for any labor, materials, or other services or things furnished to Tenant shall attach to or affect Landlord's estate or interest in the Premises, the Land and/or the Building. Tenant agrees to discharge, at Tenant's expense (whether by payment, bonding, or otherwise) every Lien filed against the Premises, the Land and/or the Building for work claimed to have been done for or materials claimed to have been furnished to Tenant, within thirty (30) days after receiving notice of the same. Tenant shall require that all contractors and subcontractors engaged in connection with Tenant's Alterations indemnify and hold Landlord harmless against any and all claims for injury to persons or damage to property by reason of such contractor's or subcontractor's use of the Premises or performance of the work, including any claims, fines and penalties imposed due to a failure to comply with Laws.

          10.8. If at any time during the term of this Lease, Landlord expends any sums for alterations or capital improvements to the Land or the Building which are required to be made pursuant to any Law and required as a result of Tenant's use and occupancy of the Premises, Tenant shall pay to Landlord, as Additional Rent, Tenant's Percentage of all of such sums, within ten (10) days after demand thereof. If, however, the cost of any such alterations or capital improvements are required to be amortized over a period of time pursuant to generally accepted accounting principles consistently applied, Tenant shall pay to Landlord, as Additional Rent, during each Operating Year in which occurs any part of the term of this Lease, Tenant's Percentage of the reasonable annual amortization (based upon the shortest useful life of each such improvement), with interest, of the cost of such alterations or improvements. For purposes of this Article, the cost of any such alterations or improvements shall be deemed to include the cost of preparing any necessary plans and the fees for filing such plans and obtaining necessary approvals. The cost of such alterations or improvements shall be reasonably substantiated by Landlord to Tenant.

          10.9. Notwithstanding anything contained in this Article 10 to the contrary, Tenant at its sole cost and expense and without the consent of Landlord may perform non-structural alterations to the Premises including, without limitation, painting, wallpapering, carpeting, racks and shelving as Tenant may consider necessary or desirable for the conduct of its business at the Premises provided Tenant (i) notifies Landlord in writing before commencing such alteration, (ii) delivers plans and specifications (or a description) of the work involved in form and substance reasonably acceptable to Landlord, (iii) complies with all Laws and obtains any permits applicable thereto, (iv) such alterations do not affect any structural portion of the Building or any Building Systems and (v) such alteration does not require Tenant to spend more than Fifty Thousand Dollars ($50,000.00).


          ARTICLE 11.    Fixtures and Equipment; Tenant's Property.
                         -----------------------------------------

          11.1. All Alterations made and installed by Landlord (including, but, not limited to, all matters referred to in this Article and in Exhibit "E") shall be property and shall remain upon the Premises (and be surrendered by Tenant) at the end of the Term.

          11.2. All Alterations made and installed by Tenant (or at Tenant's expense) upon or in the Premises which are of a permanent nature and which cannot be removed without damage to the Premises, the Land or the Building shall become Landlord's property and shall remain upon (and be surrendered) with the Premises at the end of the Term. However, Landlord shall have the right, by written notice given at any time up to ninety (90) days prior to the Expiration Date, to require Tenant to remove any of such Alterations that were not consented to by Landlord; and, in such event, Tenant will remove the same, in accordance with such request and restore the Premises to its original condition prior to the Expiration Date, excepting only ordinary wear and tear.

          11.3. All furniture, furnishings and trade fixtures furnished by Tenant or at Tenant's expense (including business machines and equipment, counters, screens, grill work, special panelled doors, cages, partitions, metal railings, closets, panelling, free standing lighting fixtures and equipment, drinking fountains, and any other movable property) shall be and remain property of Tenant which Tenant must remove prior to the Expiration Date.

          11.4. If any Alterations or other property which Tenant may or must remove under Sections 11.2 or 11.3 are not removed prior to the Expiration Date, Landlord may remove and dispose of the same, at Tenant's expense, and without any accountability to Tenant.

          11.5. Tenant shall repair all damage to the Premises, the Land or the Building resulting from the installation, moving, or removal of any property of any kind whatsoever (or reimburse Landlord for Landlord's cost in repairing any such damage if Tenant fails to do so). This Section shall survive any termination of this Lease.

          11.6. Tenant shall keep records of the cost of all Alterations costing more than Ten Thousand Dollars ($10,000) in each instance and shall give copies of such records to Landlord upon request if Landlord requires the same in connection with any Legal Proceedings relating to the assessed valuation of the Land or the Building.

          ARTICLE 12.    Maintenance; Repairs.
                         --------------------

          12.1. Tenant shall maintain the Premises in a good, clean, safe, sanitary, and orderly condition, as befits similar space in executive and general offices in a first class office building except for ordinary wear and tear. Except unless otherwise specifically set forth as Landlord's obligation under this Lease, Tenant shall make all non-structural repairs of every kind whatsoever, ordinary or extraordinary, foreseen or unforeseen, in and/or about the Premises caused by Tenant, its employees, agents and invitees so as, at all times during the Term, to keep the Premises in such condition. Tenant's obligations under this Section 12.1 shall include maintenance and repair of all pipes, lines, ducts, wires, conduits, or other portions of the Building Systems located in the Premises or within the walls of the Premises, and the interior and working mechanisms of all windows in the Premises.

          12.2. Any work or repairs by Tenant required or permitted with respect to the Premises under this Lease shall be of a quality and class befitting similar space in a first class building of similar type. If Tenant fails to make any such required repairs after fifteen (15) Business Days prior notice from Landlord, or to commence and diligently prosecute such repairs if the same cannot be completed within such fifteen (15) Business Days, Landlord may (but shall not be obligated to) effect the repairs at Tenant's expense and collect the cost thereof, together with an amount equal to fifteen per cent (15%) of Landlord's expenditure (to reimburse Landlord for its administrative expenses) upon demand, as Additional Rent.

          12.3.  At Landlord's expense, Landlord shall maintain:

                 (a) the lobby and other public portions of the Building and the exterior of the Building in good, clean, and orderly condition, reasonable wear, tear and obsolescence excepted; and

                 (b) the Building Systems and all structural portions of the Building located inside or outside the Premises in working order and repair so long as such repair(s) are not required as a result of an act or omission of Tenant or its agents, representatives, employees or invitees.

          12.4. Tenant shall Restore promptly all Damage or injury to the Premises, the Land and/or the Building caused by the willful acts or negligence of Tenant or Tenant's Employees or entities.

          12.5 Tenant shall not place a load upon any floor of the Premises exceeding the floor load which such floor was designed to carry and which is allowed by Laws. Business machines and mechanical equipment used by Tenant which cause vibration, noise, cold or heat shall be placed and maintained by Tenant in settings of cork, rubber or spring-type vibration eliminators sufficient to absorb and prevent such vibration or noise, or prevent transmission of such cold or heat. Landlord shall be under no obligation to reduce such vibration, noise, heat or cold. Tenant acknowledges that heating and air conditioning equipment will cause some vibration, noise, heat or cold which may be transmitted to the Premises.

          12.6. Except as hereinafter provided, there shall be no allowance to Tenant for a diminution of rental value (and no liability on the part of Landlord) by reason of inconvenience, annoyance or injury to business arising from the making of any maintenance, repairs, Restoration by Landlord, Tenant, or any other Person in or to the Premises, the Land or the Building. Landlord shall exercise reasonable diligence to minimize interference with Tenant's business operations, but shall not (except in the event of an emergency) be required to perform any maintenance, repairs, Restoration or Alterations on an overtime or premium pay basic.

          12.7. Tenant shall pay all cost, expenses, fines, penalties or damages, and all additional costs of insurances charged by any insurer under any insurance policy covering Landlord, the Land, the Building or the Premises resulting from Tenant's failure to comply with Tenant's obligations under this Article.


          ARTICLE 13.    Required Insurance.
                         ------------------

          13.1. At Tenant's sole expense, Tenant shall secure and keep in force the following "Required Insurance" at all times during the Term:

                 (a) comprehensive general public liability insurance (including contractual liability coverage recognizing this Lease, and products and completed operations coverage) containing the so-called "occurrence" clause (which shall include specifically the Premises and all public areas of the Land and the Building as they relate to the Premises and Tenant's occupancy thereof) with coverage limits not less than $5,000,000 per person, person occurrence, for bodily injury, including death, and personal injury, and $1,000,000 per occurrence for property damage, or combined single limit of $5,000,000, which amounts shall be subject to increase from time to time as Landlord may reasonably request (and within thirty (30) days after Landlord's request, Tenant shall furnish Landlord with evidence of such increase in coverage); and

                 (b) "all-risk" insurance protecting against all risk of physical loss or damage, including without limitation, fire, sprinkler leakage, backup of sewers, drains and seepage, and plate glass coverage, (including store fronts) in amounts not less than the actual replacement cost of Tenant's merchandise, trade fixtures, furnishings, wall coverings, floor coverings, drapes, equipment and all items of personal property of Tenant located within the Premises; and


                 (c) any other insurance coverages commercially available from time to time at reasonable rates in the locality of the Building generally in effect among similar buildings and reasonably requested by Landlord.

          13.2. All Required Insurance shall be evidenced by valid and enforceable policies issued by companies (a) licensed to do business in the State of New York and (b) having a financial size category of not less than XII and with general policy holders rating of not less than "A" as rated by "Bests" insurance reports; provided, however, that Tenant's current insurance carrier "Home Insurance Company" shall be permitted to issue policies for the Required Insurance so long as they maintain a financial size category of XI and a general policy holders rating of not less than"A-" as rated by "Bests" insurance reports. (Each policy providing Required Insurance is referred to in this Lease as an "Insurance Policy".) All Insurance Policies shall name Landlord as an additional insured. Tenant shall furnish Landlord with original insurance certificates evidencing such coverage within ten (10) days from the date hereof or, at Landlord's request, original policies evidencing such coverage within ninety (90) days from the date hereof. Each Insurance Policy shall provide that the same shall not be cancelled except after thirty (30) days' prior notice by registered mail to Landlord (whether or not such provision is obtainable only by payment of additional premium). No Insurance Policy shall contain any endorsement permitting cancellation for default in payment of a loan financing the premium. The minimum limits of the comprehensive general liability policy of insurance shall in no way limit or diminish Tenant's liability under Article 27 of this Lease. Landlord shall maintain casualty insurance for the Building in such amounts as Landlord deems necessary in its sole discretion.

          13.3. All policies of insurance carried by Landlord and Tenant shall include, if available without additional premium, waiver by the insurer of all rights of subrogation against Landlord or Tenant in connection with any loss or damage thereby insured against. Neither party (nor its agents, employees or guests) shall be liable to the other for loss or damage caused by any risk covered by such insurance, to the extent that policies are obtainable with such waiver of subrogation. If insurance policies with such waivers are available only at extra premium, the insured party will given written notice to the other, who may pay the extra premium for such waiver within thirty (30) days after the giving of such notice; and the insured party will then secure the waiver of subrogation. If the release of either Landlord or Tenant in this Section contravenes any law respecting exculpatory agreements, the party purportedly released hereunder shall not be released; but such party's liability shall be secondary to that of the other party's insurer.

          13.4. Before any entry upon the Premises by Tenant or Tenant's Employees, Tenant or Tenant's contractors, as the case may be, shall deliver to Landlord certificates or, at Landlord's request, original policies, evidencing that all Required Insurance is then in full force and effect. Such certificates shall state the expiration date of such insurance. Twenty (20) days prior to the expiration of any Insurance Policy, Tenant shall deliver to Landlord certificates or, at Landlord's request, original policies evidencing renewal or replacement of such Insurance Policy. If Tenant fails to deliver such certificates or pay the premiums, Landlord may procure and pay for the renewal or replacement policies after ten (10) days' notice to Tenant. Any such payments by Landlord shall constitute Additional Rent due and payable by Tenant upon demand, with interest at the Interest Rate from the date of Landlord's payment.

          13.5. Tenant and Landlord shall cooperate with each other and with the holders of any Senior Encumbrances in connection with collection of any insurance monies.

          13.6. Tenant shall not secure separate insurance concurrent in form or contributing in the event of loss with any Insurance Policy required under this Lease unless Landlord is included as a named insured with loss payable to Landlord. Tenant shall give Landlord written notice promptly upon securing any such separate insurance, specifying the insurer and full particulars of applicable policies.

          13.7. Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or contravene any Insurance Policy or be in conflict with any Insurance Requirements, or prevent Landlord from obtaining insurance, or increase the rate of fire insurance applicable to the Building; and Tenant shall not do nor permit to be done any act or thing upon the Premises which will or might subject Landlord to any liability or responsibility for injury to any Person or to property.

          13.8. Tenant shall reimburse Landlord, as Additional Rent upon demand, for all increases of Landlord's insurance premiums resulting from violations of Tenant's obligations under Section 13.7. In any Legal Proceeding involving the cost of insurance, a schedule or "mark-up" of rates issued by the body making insurance rates for the Building or the Premises shall be presumptive evidence of the items and charges taken into consideration in fixing the insurance rates then applicable to the Premises or the Building.

          13.9. Landlord and Landlord's Affiliates shall not be liable for, and Tenant waives all claim for, any injury or damage to Persons or property resulting from any equipment or appurtenances coming out of repair, Landlord's failure to keep any part of the Land or the Building in repair, fire, explosion, falling plaster, broken glass, steam, gas, electricity, water, wind, rain, snow or other natural elements, or leaks from any part of the Building, or from the pipes, appliances, tanks, plumbing, roof, street, or subsurface, or the backing up of any sewer pipe or drain downspout, or from any other place, or by dampness or steam, or from theft or other criminal activity, or from the acts or omissions of other tenants or occupants or owners of nearby properties, or any other cause of whatsoever nature, unless any of the foregoing shall be caused by or due to the negligence of Landlord or Landlord's Affiliates, as applicable.

          13.10. If this Lease so permits and Tenant engages in the preparation of food or packaged foods or engages in the use, sale or storage of inflammable or combustible material, Tenant shall, subject to Article 10 of this Lease, install automatic chemical extinguishing devices (such as Ansul) approved by Underwriters Laboratories and Landlord's insurance company. Tenant shall keep such devices under service as required by Landlord, Government Entities and Landlord's insurance company. If gas is used in the Premises, Tenant shall install gas cut-off devices (manual and automatic).


          ARTICLE 14.    Damage; Restoration.
                         -------------------

          14.1. Tenant shall notify Landlord in writing of any Damage to the Premises or the Building promptly after learning of the same.

          14.2. In the case of Damage to the Building or the Premises, Landlord shall promptly commence and diligently proceed to Restore the Damaged area as nearly as possible to the value, condition and character of the same immediately before the Damage, subject, however, to Sections 12.4. and 14.3.

          14.3. If the Building is so Damaged (whether or not the Premises are Damaged) as to require, for Restoration, a reasonably estimated expenditure of more than thirty per cent (30%) of the value of the Building as actually insured under Landlord's insurance policies immediately prior to such Damage, Landlord may terminate this Lease by notice to Tenant within one hundred eighty (180) days after the date of such Damage provided that at such time Landlord also terminates eighty percent (80%) of all leases at The Childrenswear Center.

          14.4. In the event of Damage to the Building or the Premises, if Landlord is obligated to repair the same under Section 14.2 (or elects to repair the same under Section 14.3) but has not completed the required repairs within one hundred and eighty (180) days after the date of such Damage (unless Landlord has been prevented from proceeding by causes beyond Landlord's control, including insurance adjustments and negotiations) and if the Damage has deprived (and then continues to deprive) Tenant of reasonable access to the Premises or the use and enjoyment of the Premises, Tenant may, within fifteen (15) days thereafter, terminate this Lease by written notice to Landlord.

          14.5.  If Landlord or Tenant terminates this Lease pursuant to Section
14.3 or 14.4, this Lease shall expire as of the date of Landlord's or Tenant's notice, as the case may be, as if such date were the Expiration Date. Upon such date, Tenant shall quit, surrender and vacate the Premises as if upon expiration of the Term; and all Rents shall be apportioned as of such date (subject to Section 14.6).

          14.6 In any case in which the Premises become unusable by Tenant for a consecutive period of more than five (5) days by Damage to the Premises or the Building (except any Damage caused by the willful acts or negligence of Tenant or its Employees or invitees), Tenant shall be entitled to an abatement of Fixed Rent and Additional Rent from the date of the Damage to the date when such Damage has been Restored. Such abatement shall be in direct proportion to the ratio which the area of Premises so taken or destroyed bears to the total area of the Premises unless the Premises are rendered totally unusable, in which case the Fixed Rent and Additional Rent shall abate in full.

          14.7. Landlord shall have no liability for loss, cost, expense, damage, or compensation whatsoever (including any claim for inconvenience, loss of business or annoyance) by reason of any Restoration of the Premises or the Building under this Article.

          14.8. Notwithstanding any other provision of this Lease, if Landlord or the holder of any Senior Encumbrance is unable to collect any portion of the insurance proceeds (including rent insurance proceeds) for any Damage to the Premises or the Building by reason of any act or omission of Tenant or its Employees or invitees, there shall be no abatement of Rents (but the total amount of Rents not abated, which would otherwise have been abated, shall not exceed the amount of uncollected insurance proceeds).

          14.9. This Article shall be considered an express agreement governing any case of Damage to the Premises and/or the Building; and to the extent permitted by law any statute purporting to govern in such cases, now or hereafter in force, shall have no application under this Lease.

          ARTICLE 15.    Condemnation.
                         ------------

          15.1. If the entire Premises is Condemned or taken in Condemnation, this Lease shall terminate and expire on and as of the date title is conveyed under such Condemnation.

          15.2. If more than thirty per cent (30%) of the usable area of the Land or the Building shall be Condemned (whether or not the Premises are Condemned), Landlord may elect to terminate this Lease by notice to Tenant within thirty (30) days after the effective date of such Condemnation provided that at such time Landlord also terminates eighty percent (80%) of all leases at The Childrenswear Center; and this Lease shall terminate and expire on the date specified in Landlord's notice (which shall be at least sixty (60) days after the date of such notice), except that this Lease shall expire on the date or dates specified in Sections 15.3 or 15.4 to the extent that the Condemnation is also covered by those Sections.

          15.3. Subject to Section 15.2, if part (but not all) of the Premises is Condemned, this Lease shall terminate and expire with respect only to the portion of the Premises so Condemned, on and as of the effective date of such Condemnation. In all other respects this Lease shall remain in full force and effect except that Tenant shall be entitled, after such date, to a reduction in Rents in the proportion which the area of the Premises so Condemned bears to the total area of the Premises at the time of such taking.

          15.4. Notwithstanding Section 15.3, if more than thirty percent (30%) of the Premises is Condemned, or if there is a Condemnation of a substantial part of the means of access to the Premises, Tenant may elect to terminate the Lease by notice to Landlord given within thirty (30) days after Tenant receives notice from Landlord or otherwise of the effective date of such Condemnation; and this Lease shall terminate one hundred (100) days after the giving of Tenant's notice.

          15.5. In the event of any Condemnation of the Land, the Building or the Premises, whether or not this Lease survives, Landlord shall be entitled to receive the entire award and compensation, without deduction for any estate vested in Tenant by this Lease (or any value attributable thereto). Tenant hereby assigns to Landlord any and all right, title and interest which the Tenant may have in or to any such award and compensation (other than Tenant's claim for improvements paid for by Tenant and statutory moving expenses, if any); and Tenant agrees to execute and file any and all applications, statements, documents, and instruments necessary or desirable to facilitate Landlord's collection of any such award and compensation.

          15.6. If this Lease terminates under Sections 15.1, 15.2 or 15.4, or if this Lease terminates in part under Section 15.3, the effect shall be the same (as to the portion of the Premises affected) as if the date of such termination were the Expiration Date, and all Rents shall be apportioned as of such date.

          15.7.     If the use of the Premises is Condemned for a period of two
(2) years or less, Tenant's obligations under this Lease shall not change; and Tenant shall continue to pay all Rents without reduction or abatement. However, Tenant shall be entitled to the portion of the award or compensation for such temporary Condemnation (after subtraction of all necessary and proper expenses of collection incurred by Landlord) equal to the Rents payable hereunder during the period covered, together with such additional reasonable and actual expenses as Tenant incurs in connection with relocation to alternate space for the period of such temporary Condemnation. The balance of the award and compensation shall be payable to Landlord.

          ARTICLE 16.    Building Services.
                         -----------------

          16.1. Landlord shall maintain and repair the heating, ventilating and air conditioning systems installed by Landlord in the Building to the point of connection with the heating, ventilating and air conditioning installations located within the Premises and/or within the walls of the Premises and shall provide heating, ventilation and air conditioning through the Premises. Tenant shall keep unobstructed all vents, intakes, outlets and grills of the air conditioning, heating and ventilating systems within the Premises and shall comply and observe all regulations and requirements prescribed by Landlord for the proper functioning of such systems. Tenant acknowledges that the windows in the Premises may be sealed, and, if so, that air will not circulate within the Premises when the air conditioning, heating, and ventilating systems are not operating.

          16.2 Landlord shall furnish water to the floor on which Premises is located for ordinary lavatory, drinking, and office cleaning purposes. If
Tenant uses water for any other purpose, Tenant shall pay Landlord, as Additional Rent, Landlord's actual cost for any further supply of water, when and as Landlord receives bills for water consumed, and for sewer rents and all other tents and charges based upon Tenant's consumption of water in excess of normal lavatory, drinking, and office cleaning purposes. At Landlord's election, Tenant shall install and maintain, at Tenant's expense, a water meter to register any consumption of water for other than lavatory, drinking, or office cleaning purposes.

          16.3 Tenant shall be responsible for any and all cleaning work in the Premises. Such work shall be performed at Tenant's expense using an independent union contractor approved by Landlord.

          16.4 Landlord shall furnish automatic passenger elevator service through the public elevators during Business Hours and, subject to Landlord's security requirements, shall have at least one (1) elevator subject to call at all other times.

          16.5 Landlord reserves the right, without liability to Tenant and without any abatement of Rents or claim of constructive eviction, to stop or interrupt any or all services under this lease, and the use of any Building Systems or other facilities, at such times as Landlord may deem reasonably necessary by reason of accidents, strikes, making of repairs alterations or improvements, inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or any other similar or dissimilar causes whatsoever beyond Landlord's reasonable control. No such stoppage or interruption shall entitle Tenant to any diminution or abatement of Rents or any other compensation whatsoever, or result in alteration or reduction of any Tenant's obligations under this Lease. Notwithstanding anything to the contrary contained in this Lease, in the event Landlord is not providing basic services under this Lease for a period of ten (10) consecutive Business Days after written notice from Tenant, and such interruption is not as a result of labor strikes or other Force Majeure acts, then Tenant shall be entitled to an abatement of rent hereunder until such services are restored.

          16.6. Landlord shall clean the exterior of all windows in the Premises. Tenant will not clean or cause to be cleaned windows in the Premises from the outside in violation of any applicable Laws.

          16.7. Tenant shall reimburse Landlord upon demand for all costs of removing from the Premises refuse and rubbish which exceed ordinary daily accumulations of routine business office occupancy.

          16.8. Landlord will not be required to furnish any services other than the Building Services under this Article, except for services specifically required under other provisions of this Lease.

          16.9. Tenant shall notify Landlord in writing of any defects or problems in the Building Systems, or any services furnished under this Lease, promptly after Tenant learns of the same.

          ARTICLE 17.   Rules and Regulations.
                        ---------------------

          17.1. Tenant shall observe and comply with the rules and regulations which Landlord prescribes from time to time, upon written notice to Tenant, for the safety, care and cleanliness of the Land and the Building and the comfort, quiet, and convenience of other occupants of the Building ("Rules and Regulations"). Landlord shall not be liable to Tenant for any violation of the Rules and Regulations (or of any other tenant's lease) by any other tenant or by any Employees of another tenant; but Landlord shall attempt in good faith to apply the Rules and Regulations without discrimination against any tenant of the Building.

          17.2. The terms, covenants, conditions, and provisions of this Lease shall govern in the event of any conflict or inconsistency between this Lease and the Rules and Regulations.

          17.3.  Exhibit "D" sets forth the current Rules and Regulations.


          ARTICLE 18.   Landlord's Access to Premises; Related Matters.
                        ----------------------------------------------

          18.1. Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Premises, provided the same are installed adjacent to or concealed behind walls and ceilings of the Premises. To the extent reasonably practicable, Landlord shall install such pipes, ducts and conduits by methods and in locations which will not materially interfere with or impair Tenant's layout or use of the Premises.

          18.2. Landlord shall be allowed to bring into and store upon the Premises all necessary materials, equipment, tools, facilities, and supplies to be used for any work permitted or required under this Lease without the same constituting an actual or constructive eviction of Tenant; and Rents shall not abate while said repairs or alterations are being made. Landlord shall exercise reasonable diligence to minimize disturbance to Tenant during any such work but need not perform any work on an overtime or premium pay basis.

          18.3. Landlord reserves the right, without the same constituting an actual or constructive eviction and without incurring liability to Tenant, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, the number of elevators serving the floor of the Building the Premises are located on, stairways, toilets and/or other public parts of the Building; provided, however, that there shall be no unreasonable obstruction of access to the Premises or unreasonable interference with Tenant's use or enjoyment of the Premises.

          18.4. Landlord reserves the right to light the Premises at night for display purposes, from time to time, at Landlord's sole cost and expense.

          18.5. Tenant authorizes Landlord and Landlord's Employees to enter the Premises during Business Hours on reasonable notice, but at any time in case of emergency (and by force, if necessary, in such event) (a) to inspect the Premises; and/or (b) to perform any maintenance or to make any repairs, alterations, or improvements which Landlord deems necessary to the Premises, the Land or the Building or which are otherwise permitted or required under this Lease (including any work required under Article 12 which Tenant has failed to perform or make).

If Tenant is not personally present to open and permit entry into the Premises whenever entry is necessary by reason of fire or other emergency, Landlord or Landlord's Employees may forcibly enter the Premises without liability to Tenant or waiver or modification of Tenant's obligation under this Lease.

          18.6. Except as otherwise provided in this Lease, Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or adjustment of Rents for inconvenience, annoyance, disturbance, loss of business or other damage of any kind whatsoever to Tenant by reason of Landlord's entry on, or work in, the Premises pursuant to this Article (or of bringing or storing materials, tools, supplies and equipment into, on, or through the Premises during or in connection with the same). However, Landlord shall repair any damage to property caused by willful acts or gross negligence of Landlord or Landlord's Employees.

          18.7. Tenant agrees to permit Landlord and/or any Employee of Landlord to enter the Premises during Business Hours, on reasonable notice, to exhibit the Premises in connection with:

                 (a) any prospective sale or lease of the Land and/or the Building; or

                 (b) any prospective securing, refinancing, or assignment of any mortgage affecting the Building; and/or

                 (c) during the final twelve (12) months of the Term, any prospective leasing of the Premises.


          18.8. If, during the last month of the Term, Tenant has removed all of Tenant's Property, Landlord may (at Landlord's option but without any liability to do so) immediately enter and alter, renovate and redecorate the Premises, without abatement or adjustment of any Rents or incurring liability to Tenant for any compensation; and such acts shall have no effect upon this Lease.

          ARTICLE 19.    Subordination: Estoppel Certificate; Attornment.
                         -----------------------------------------------

          19.1. This Lease (as amended, modified, extended, or otherwise revised from time to time), and the leasehold estate created hereby, are now and shall hereafter be subject and subordinate in every respect to all Senior Encumbrances. This subordination shall be self-operative without requirement of any further instrument of subordination from any Person to whom (or to whose interest) this Lease, and leasehold estate created hereby, are subordinate. However, if and whenever requested by Landlord or the holder of any Senior Encumbrance, Tenant shall execute and deliver promptly any certificate or instrument requested to evidence such subordination. Landlord shall request and use best efforts to obtain a non-disturbance, subordination and attornment agreement from the holder of any Senior Encumbrance, however, Landlord shall not be required to incur any expense in obtaining such agreement.

          19.2. Upon request of any present or future fee owner or the holder of any Senior Encumbrance who succeeds to the rights of Landlord hereunder, whether through conveyance pursuant to sale, possession, foreclosure action, expiration or earlier termination of any ground lease, or otherwise (any such Person, a "New Landlord"), Tenant shall attorn to and recognize each New Landlord as "Landlord" under this Lease (as the same may then have been amended or modified); and Tenant shall promptly execute and deliver any instrument which each New Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease (as then amended, modified, extended, or otherwise revised) shall continue in full force and effect as, or as if it were, a direct lease between New Landlord and Tenant; except, however, that any New Landlord shall not:

               (a) be liable for any previous act or omission of Landlord under the Lease, or any claim which shall have previously accrued to Tenant against any prior Landlord; or

               (b) be bound by any prepayment to any prior Landlord of more than one month's Fixed Rent or Additional Rent, unless the New Landlord shall have approved the prepayment in writing; or

               (c) be subject to any offsets, claims, defenses, or counterclaims which Tenant might have against any prior Landlord other than as expressly set forth in this Lease.

         19.3. At either party's request from time to time, the non-requesting party shall execute, acknowledge and deliver to the other a written statement (each such statement, an "Estoppel Certificate") certifying that, except as specifically disclosed in such Estoppel Certificate, on the date hereof:

               (a) there are no agreements other than the Lease (and no amendments, modifications, extensions, or other revisions of the Lease) in effect between Tenant and Landlord (or any other Person) with respect to the Premises;

               (b) the Lease is valid and in full force and effect and the non-requesting party has no setoffs, claims or defenses of any kind whatsoever to enforcement of the Lease;

               (c) to the best of such party's knowledge, the non-requesting party has no claim, demand, cause of action or right to institute any Legal Proceeding against the other party arising out of or by virtue of the Lease or by reason of Tenant's occupancy and use of the Premises; and

               (d) the non-requesting party is not in default in the performance of any of its obligations under the Lease; and neither party has given any notice of default to the other.

In each Estoppel Certificate such party shall certify, also, the amount of Fixed Rent then payable under the Lease, the amounts (and elements) of Additional Rent then payable, and the dates to which Tenant has paid the same, and such other matters as Landlord, Tenant or the holder of any Senior Encumbrance may reasonably request. Tenant acknowledges and agrees that a prospective purchaser or mortgagee of Landlord's interest in this Lease or the Building and/or the Land, or the holder of any Senior Encumbrance (or the assignee of any such Person) may rely upon each Estoppel Certificate.

         19.4. If the holder of any Senior Encumbrance requests reasonable modifications in this Lease as a condition to approval of any financing or refinancing of the Land or the Building, Tenant will not unreasonably withhold or delay making any requested modifications which do not increase Fixed Rent or Additional Rent, impose additional liabilities on Tenant, or shorten or extend the Term.

         19.5. Except for the first month's Fixed Rent, Tenant will pay no Rent under this Lease more than thirty (30) days in advance of its due date if so restricted by any Senior Encumbrance.

         19.6. Tenant will not exercise any right (or alleged right) to terminate this Lease based upon any alleged act or omission of Landlord, unless Tenant first gives written notice of such act or omission to the holder of each Senior Encumbrance and until a reasonable period to remedy such act or omission elapses after the giving of such notice (during which time such holder shall have the right, but no obligation, to remedy the alleged act or omission). Tenant agrees, further, not to exercise any such right if the holder of any such Senior Encumbrance commences to cure such act or omission within a reasonable time after such notice and diligently prosecutes such cure to completion.

         ARTICLE 20.     Landlord's Inability to Perform.
                         -------------------------------

         Unless otherwise provided specifically to the contrary, this Lease and Tenant's obligations to pay Rent and perform all of Tenant's other covenants, agreements, terms, provisions and conditions hereunder shall not be affected, impaired or excused because Landlord is unable to fulfill any of Landlord's obligations or is unable to furnish or is delayed in furnishing any work or service whatsoever expressly or impliedly to be furnished, or is unable to make or is delayed in making any repairs, if Landlord is prevented or delayed from so doing by reason of any cause beyond Landlord's reasonable control (including strikes, governmental preemption in connection with a national emergency, Laws, failure of utilities or public services, or severe weather).

          ARTICLE 21.  Surrender of Premises.
                       ---------------------

          21.1. Upon the expiration of the Term or any earlier termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, broom clean, in the condition required under this Lease, excepting ordinary wear and tear and Damage (other than Damage caused by the willful misconduct or negligence of Tenant or its Employees). This Section shall survive the expiration of the Term or any earlier termination of this Lease.

          21.2. If Tenant holds over after the Expiration Date (or any earlier termination of this Lease) without Landlord's written consent, at Landlord's election, such holding over shall be deemed a month-to-month tenancy terminable on thirty (30) days' prior written notice. During such tenancy, Tenant agrees to pay Landlord, each month, the greater of the fair market rental value for the Premises or two hundred percent (200%) of the sum of the Fixed Rent and all Additional Rent payable by Tenant for the last month of the Term, and otherwise to be bound by all of the terms, covenants and conditions herein specified.

          ARTICLE 22.    Assignment, Mortgaging, Subletting, etc.
                         ----------------------------------------

          22.1. Except as otherwise expressly provided in this Article, Tenant shall not, without obtaining the prior written consent of Landlord, in each instance:

                 (a) assign or otherwise transfer this Lease, or any part of Tenant's right, title or interest therein;

                 (b) sublet all or any part of the Premises or allow all or any part of the Premises to be used or occupied by any other Persons; or

                 (c) mortgage, pledge or otherwise encumber this Lease, or the Premises.

For purposes of this Article:

                 (a) the transfer of more than forty-nine percent (49%) of any class of capital stock of any corporate tenant or subtenant, or the transfer of more than forty-nine percent (49%) of the total interest in any other Person which is a tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be; provided, however, that Tenant may transfer its stock to any current stockholder or to any member of the immediate family of Jack Benun and/or Mark Benun, or to a trust controlled by Jack Benun and/or Mark Benun, and such transfer shall not be deemed an assignment for the purposes of this Lease provided Tenant notifies Landlord in advance of such transfer;

                 (b) an agreement by any other Person, directly or indirectly, to assume Tenant's obligations under this Lease shall be deemed an assignment;

                 (c) any Person to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article; and

                 (d) each modification, amendment or extension or any sublease to which Landlord has previously consented shall be deemed a new sublease.

Tenant agrees to furnish to Landlord upon demand at any time such information and assurances as Landlord may reasonably request that neither Tenant, nor any previously permitted subtenant, has violated the provisions of this Article.


          22.2. Section 22.1 shall NOT apply to transactions entered into by Tenant with a corporation into (or with) which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred, provided that
(a) such merger, consolidation, or transfer of assets is for a good business purpose and not a device for the transfer of Tenant's interest in this Lease; and (b) the assignee or successor entity has a net worth at least equal to or in excess of the net worth of Tenant immediately prior to such merger, consolidation, or transfer, or as of the date of this Lease, whichever is greater, as evidenced by financial statements prepared and certified by independent certified public accountants.

          22.3. Any assignment, whether made with Landlord's consent as required by Section 22.1 or without Landlord's consent pursuant to Section 22.2, shall not be effective, and shall be null and void as against Landlord, unless and until:

                 (a) the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, under which (i) the assignee assumes the obligations and performance of this Lease and agrees to be bound personally by all of the covenants, agreements, terms, provisions and conditions hereby on the part of Tenant to be performed or observed on and after the effective date of any such assignment; and (ii) the assignor agrees that the provisions of this Article shall continue binding upon it in the future, notwithstanding the assignment or other transfer; and

                (b) in the case of an assignment pursuant to Section 22.2, Tenant or its successor shall have delivered to Landlord financial statements certified by certified public accountants evidencing satisfaction of the net worth requirement in Section 22.2(b).

          22.4. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rents by Landlord from an assignee, transferee, or any other Person, Tenant shall remain fully and primarily and jointly and severally liable for the payment of all Rents due and to become due under this Lease and for the performance and observance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed. After any assignment, subletting, or other transfer permitted under Sections 22.1 or 22.2, Tenant's liabilities and obligations under this Lease shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord (or the holder of any Senior Encumbrance) extending the Term, or modifying any obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of Tenant's obligations under this Lease, and Tenant shall continue liable hereunder. If any such agreement or modification operates to increase the obligations of Tenant under this Lease, the liability under this Section of the Tenant named in the Lease shall continue to be no greater than as if such agreement or modification had not been made.

          22.5. Landlord shall not unreasonably withhold its consent to an assignment of this Lease, or a subletting of the whole or a part of the Premises, and shall use reasonable efforts to respond to Tenant's request within thirty (30) days after receipt of the information required under this Lease, provided:

                (a) Tenant shall give Landlord the name and business address of the proposed subtenant or assignee, adequate information with respect to the nature and character of the proposed subtenant's or assignee's business, references and current financial information with respect to net worth, credit and financial responsibility as are reasonably satisfactory to Landlord, and an executed counterpart of the sublease or assignment agreement;

                (b) the proposed subtenant or assignee must be a reputable party whose financial net worth, credit and financial responsibility are, considering the obligations under this Lease, reasonably satisfactory to Landlord;

                (c) the nature and character of the proposed subtenant or assignee, its business or activities and intended use of the Premises are, in Landlord's reasonable judgment, in keeping with the standards and character of the Building and the floor or floors on which the Premises are located;

                (d) the proposed subtenant or assignee is not then an occupant of any part of the Building or a Person who dealt with Landlord (directly or through a broker) with respect to space in the Building during the six (6) months immediately preceding Tenant's request for Landlord's consent;

                (e) Tenant shall bear all costs of providing appropriate means of ingress and egress from the sublet space (or of separating the space to be subleased from the remainder of the Premises) and shall comply with Article 10;

                (f)   each assignment or sublease shall specifically state that:

                      (i) it is subject to all of the terms, covenants, agreements, provisions, and conditions of this Lease;

                      (ii) the subtenant or assignee as the case may be, will not have the right to further assign or sublet all or part of the Premises or to allow same to be used by others, without Landlord's prior written consent in each instance;

                      (iii) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant's obligations hereunder, which shall continue to apply to the space involved, and the occupants thereof, as if the sublease or assignment had not been made;

                           (iv) if Tenant defaults in paying any Rents, Landlord is authorized to collect any Rents due or accruing from any assignee, subtenant or other occupant of the Premises and to apply the net amounts collected to the Rents due hereunder, in such priorities as Landlord may determine;

                           (v) Landlord's receipt or acceptance of any payments from an assignee, subtenant, or other occupant of any part of the Premises shall not be deemed or construed as releasing Tenant from Tenant's obligations under this Lease or the acceptance of that Person as a direct tenant; and

                           (iv) each subtenant shall be required to pay its proportionate share of the Tax Payment and the Wage Rate Escalation;

                      (g) Tenant shall have paid Landlord all Fees-And-Costs incurred by Landlord in connection with the proposed transaction, including review of the requested consent;

                      (h) the proposed subtenant or assignee is NOT (i) a bank or trust company, safe deposit business, savings and loan association or loan company; (ii) employment or recruitment agency; (iii) school, college, university or educational institution whether or not for profit; or (iv) a Government Entity, or government of any other sovereign nation (or any branch or division thereof);

                      (i) in the case of a subletting of a portion of the Premises, the portion so sublet shall be regular in shape and suitable for normal renting purposes;

                      (j) the subletting or assignment shall not be at a rental rate more than ten percent (10%) less than the Fixed Rent set forth in this Lease;

                      (k) there shall be no more than three (3) subtenants of the Premises at any time.

               22.6. If Landlord consents to any assignment or sublease, Tenant shall pay Landlord, as Additional Rent (a) in the case of each and every assignment equal to fifty percent (50%) of ALL sums and other considerations whatsoever paid Tenant by the assignee for (or by reason of) such assignment (including sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property); and (b) in the case of each and every sublease, fifty percent (50%) of ALL rents, additional charges or other consideration whatsoever payable to Tenant by the subtenant which EXCEED all Rents under this Lease accruing during the term of the sublease in respect of the subleased space (i.e. allocated in proportion to the space demised, as reasonably computed by Landlord) pursuant to the terms hereof (including, but not limited to, sums paid for the sale of rental of Tenant's fixtures, leasehold improvements, equipment, furniture or furnishings or other personal property).

Tenant shall pay Landlord all amounts due under this Section 22.6 as and when payable by the assignee or subtenant to Tenant.

               ARTICLE 23. Quiet Enjoyment.
                           ---------------

               23.1. Upon paying Fixed Rent and Additional Rent and keeping and performing the terms, covenants, conditions and provisions of this Lease, Tenant may lawfully and quietly hold and enjoy the Premises during the Term without hindrance, ejection, molestation, or interruption, SUBJECT, HOWEVER, to the terms, covenants, conditions, and provisions of this Lease.

               ARTICLE 24. Real Estate Brokers.
                           -------------------

               24.1. Landlord and Tenant covenant, represent and warrant to each other that neither party has had any dealings with any real estate broker or sales agent in connection with the negotiation and execution of this Lease, other than Newmark Real Estate Services and CB Commercial Real Estate Group, Inc. (the "Broker(s)"). Landlord and Tenant agree to indemnify each other and hold the other party harmless from and against any commission or fee claimed by any Person other than the Broker(s) with respect to the negotiation or execution of this Lease if such claim(s) are based in whole or in part on dealings with the other party or its Employees. This indemnity shall cover, also, all expenses which such party incurs to defend against any such claim, including all Fees-And-Costs. Landlord agrees to pay the Broker(s) any commissions to which they may be entitled pursuant to a separate written agreement. Landlord acknowledges that Tenant spoke with Mr. Norman Jacobson about leasing space in The Childrenswear Center several years prior to the date hereof and Tenant shall not be in breach of the foregoing representation as a result of such conversations.

               ARTICLE 25.    Adjacent Excavation; Shoring; Construction.
                              ------------------------------------------

               Except as otherwise set forth in this Lease, if excavation, foundation, other substructure or superstructure work, or other construction work shall be made or authorized in, on or upon land adjacent to the Premises, the Land and/or the Building, Tenant shall afford to the Person causing (or authorized to cause) such excavation or construction, license to enter the Premises to do such work as necessary to preserve the walls of the Building from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Landlord, or diminution or abatement of Rents.


               ARTICLE 26.    Defaults; Conditional Limitations; Remedies.
                              -------------------------------------------

               26.1 Each of the following events shall be a "Default" under this Lease:

                     (a) Tenants fail to pay any installment of Fixed Rent or Additional Rent when such installment is due and such default continues for five (5) days after written notice;

                     (b) Tenant fails to keep or perform any other term, covenant, condition, or provision of this Lease, and such failure continues for twenty (20) days after written notice from Landlord-unless such failure is susceptible of cure and requires work to be performed, acts to be done, or conditions to be removed which cannot be performed, done or removed within such twenty (20) days, in which case the Default shall not be deemed to exist as long as Tenant:

                              (i) advises Landlord by written notice within twenty (20) days after Landlord's notice that Tenant intends to take all steps necessary to remedy such failure with due diligence and specifies a date by which all steps will have been completed (which shall not exceed seventy-five (75) days after the date of Landlord's notice;

                              (ii) duly commences curing the same within such period; and

                              (iii) diligently and continuously prosecutes to completion all steps necessary to remedy the same;

                     (c) Tenants admits, in writing, that Tenant is unable to pay Tenant's debts as such become due;

                     (d) Tenant makes an assignment for the benefit of creditors;

                     (e) Tenant files a voluntary petition in bankruptcy or a petition is filed against Tenant and an order for relief is entered, or Tenant files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law, or Tenant seeks or consents to or acquiesces in or suffers the appointment of any trustee, receiver or liquidator of Tenant or of the Premises (or Tenant's interest therein) or of all or any substantial part of Tenant's properties;

                     (f) Within one hundred and twenty (120) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law, such proceeding is not dismissed; within one hundred and twenty (120) days after the appointment (without the consent or acquiescence of Tenant) of any trustee, receiver or liquidator of Tenant or of all or any substantial part of Tenant's properties or of the Premises (or Tenant's interest therein), such appointment is not vacated or stayed on appeal or otherwise, or within sixty
                              (60) days after the expiration of any such stay, such appointment shall not have been vacated;

                     (g) Within thirty (30) days after the Commencement Date, Tenant has not occupied the Premises for the use specified in Article 8;

                     (h) Tenant sublets the Premises (or any part thereof) or mortgages, pledges, assigns, transfers, or otherwise disposes of this Lease (or any part of Tenant's right, title, and interest hereunder) without complying with all requirements of this Lease;

                 (i) A levy under execution or attachment is made against Tenant or Tenant's property and is not vacated or removed by court order, bonding or otherwise within thirty (30) days thereafter; and/or

                 (j) Tenant shall be in default under any other lease for space in the Building after the expiration of any applicable grace and cure periods have expired.

          26.2. If and whenever any Default occurs, at Landlord's option, Landlord may give written notice to Tenant (the "Termination Notice"), stating that this Lease and the Term shall expire and terminate on the date specified in such Termination Notice (which date shall be not less than fifteen (15) days after the giving of the Termination Notice). In such event, this Lease and the Term (and Tenant's entire right, title, and interest therein) shall expire and terminate as if the date specified in the Termination Notice were the Expiration Date; and Tenant shall quit and surrender the Premises but shall remain liable as hereinafter provided.

          26.3. If and whenever any Default occurs, or if this Lease and the Term terminate under Section 26.2 or otherwise, Landlord may without notice re-enter and repossess the Premises using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages and Tenant shall remain liable as hereinafter provided. If Landlord so re-enters, at its options, Landlord may:

                 (a) complete Landlord's Work and Tenant's Work to the extent not then complete;

                 (b) repair and alter the Premises in such manner as Landlord may deem necessary or desirable without relieving Tenant of any liability whatsoever under this Lease; and/or

                 (c) let or relet the Premises (or any parts thereof) for the whole or any part of the remainder of the Term or for a longer period, in Landlord's names or as agent of Tenant, and pay and apply all rents and other sums thus collected or received as follows:

                      (i) FIRST, to all costs and expenses which Landlord pays or incurs in terminating this Lease, re-entering, retaking, repossessing, repairing and/or altering the Premises, and removing all Persons and property therefrom, including all Fees-And-Costs;

                      (ii) SECOND, to all costs and expenses which Landlord incurs in securing any new tenant(s) of the Premises (including in such costs brokerage commissions and expenses of preparing the Premises for reletting, and all Fees-And-Costs; and, if Landlord maintains the Premises, all costs and expenses of maintaining the Premises, including utilities); and

                      (iii) THIRD, any balance then remaining on account of Tenant's liability to Landlord.

In no case shall re-entry by Landlord, whether under summary proceedings or otherwise, absolve or discharge Tenant from any liability whatsoever under this Lease. Landlord shall have no obligation whatsoever to relet the Premises (or any parts thereof), or to collect any rent or other sum due on any reletting; and Landlord's failure to relet or to collect rent shall not relieve Tenant of any liability whatsoever under this Lease. Tenant shall not be entitled to any excess of rents collected upon any reletting of the Premises over the Rents and other sums payable by Tenant under this Lease.

          26.4. If Tenant Defaults or if this Lease and the Term terminate under Section 26.2 or otherwise, or if Landlord re-enters the Premises under
Section 26.3 or by any summary proceeding or other Legal Proceeding, then, in any of such events:

                 (a) Tenant shall pay Landlord all Fixed Rent and Additional Rent due under this Lease to the date upon which this Lease and the Term have terminated or to the date of re-entry upon the Premises by Landlord, as the case may be; and

                 (b) Tenant shall pay Landlord an amount equal to the Fixed Rent which, but for the abatement in Section 3.1(b), (if any), would have been payable for the Abatement Period; and

                 (c) Tenant shall pay Landlord, also, as damages, any deficiency (a "Deficiency") between (i) the Fixed Rent and all Additional reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term and (ii) the amount, if any, of rents actually collected by Landlord under any reletting effected pursuant to Section

                         26.3(c) for any part of such period (after deducting from such collections all Fees-and-Costs paid or incurred by Landlord pursuant to Section 26.3(c)). Tenant shall pay any Deficiency in installments on the days specified in this Lease for payments of Fixed Rent. Landlord shall be entitled to recover from Tenant each Deficiency installment as the same arises; and no Legal Proceeding to collect any Deficiency installment shall prejudice Landlord's right to collect any subsequent installment by a similar or other Legal Proceeding.

Whether or not Landlord collects any unpaid Deficiency installments under (b) above, Tenant shall pay Landlord, or demand, in lieu of any further Deficiency, as and for liquidated and agreed final damages (it being agreed that it would be impractical or extremely difficult to fix the actual damages), a sum equal to the amount by which Fixed Rent and Additional Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term EXCEEDS the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the rate of four (4%) per cent per annum. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises (or any part thereof) shall have been relet for the period which otherwise would have constituted the unexpired portion of the Term, the amount of rent reserved upon such reletting shall be deemed prima facie the fair and reasonable rental value for the part or the
       ----- -----
whole of the Premises so relet during the term such reletting.

               26.5. Landlord may bring Legal Proceedings from time to time, at Landlord's election, for the recovery of damages, or for a sum equal to any installment or installments of Fixed Rent or Additional Rent or any Deficiency or other sum payable by Tenant to Landlord pursuant to this Article; and nothing in this Lease shall require Landlord to await the originally scheduled Expiration Date for any such purpose.

               26.6. Nothing in this Lease shall limit or prejudice Landlord's right to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by any applicable law at the time when such damages are to be proved, whether such amount is greater, equal to, or less than, the amount of damages otherwise specified in this Article.

               26.7. No receipt of moneys by Landlord from Tenant after the giving of a Termination Notice, or after a termination of this Lease, shall reinstate, continue or extend the Term or affect any Termination Notice or other written notice previously given to Tenant, or operate as a waiver of Landlord's right to enforce payment of Fixed Rent or Additional Rent then or subsequently becoming due, or operate as a waiver of Landlord's right to recover possession of the Premises. Tenant agrees that after the giving of a Termination Notice or commencement of summary proceedings or other Legal Proceeding, or after final order or judgement for possession of the Premises, Landlord may demand, receive and collect all moneys without invalidating or rescinding such Termination Notice, proceeding, order, suit or judgement; and at Landlord's election, all moneys so collected shall be deemed payments either on account of the use and occupancy of the Premises or on account of Tenant's liability hereunder.

               26.8 In event Tenant is dispossessed by judgment or warrant of any court, or in event of re-entry or repossession by Landlord or in event of expiration or any termination of this Lease, Tenant (on behalf of Tenant and all Persons claiming by, through, or under Tenant) hereby expressly waives to the fullest extent permitted by law (a) service of any notice of intention to re-enter now or hereafter provided by law, or of commencement of Legal Proceedings for such purpose; (b) any and all right redemption now or hereafter provided by law; and (c) any re-entry or repossession or right to restore the Term or legal continuance of this Lease.

               26.9. Landlord and Tenant hereby waive trial by jury in any Legal Proceeding brought by either against the other with respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claims of injury or damage.

               26.10. The terms "enter", "re-enter", "entry" or "re-entry", as used in this Lease are not restricted to their technical legal meaning. If Landlord commences any summary proceeding or other Legal Proceeding for non-payment of Rents, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding.

               26.11. No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy after any Default, and no acceptance of full or partial Fixed Rent or Additional Rent during the continuance of any Default shall constitute a waiver of any such covenant, agreement, term, condition, or Default. No covenant, agreement, term or condition of this Lease to be performed or complied with by Tenant, and no Default, shall be waived, altered or modified except by a written instrument executed by Landlord. No waiver of any Default shall affect or alter this Lease, but each and every term, covenant, condition and provision of this Lease shall continue in full force and effect with respect to any other then existing or subsequent Default.

               26.12 In event of any Default, or any threatened breach by Tenant of any term, covenant, condition or provision of this Lease, Landlord shall be entitled to enjoin such Default or threatened breach and shall have the right to invoke all rights and remedies allowed at law or in equity as though this Lease did not provide for re-entry, summary proceedings, or other remedies.

          26.13. Each right and remedy of Landlord in this Lease shall be cumulative and in addition to every other right or remedy in this Lease, or now or hereafter existing at law or in equity; and the exercise (or beginning of exercise) by Landlord of any one or more rights or remedies shall not preclude the simultaneous or later exercise by Landlord of any and all other rights or remedies.

          ARTICLE 27.    Indemnification.
                         ---------------

          27.1. Tenant hereby agrees, to the fullest extent permitted by law, to indemnify each and every Indemnitee and hold each and every Indemnitee harmless from and against (and to pay the full amount of) all loss, liability, obligation, damage, penalty, tax, cost, claim, demand, judgment, charge, or expense of every kind whatsoever which any Indemnitee may suffer, incur or pay out, or which may be asserted against any Indemnitee, in whole or in part, by reason of, or in connection with (a) Tenant's use, occupancy, management or control of the Premises, or Tenant's operations, conduct or activities in the Land and the Building; (b) any Legal Proceeding by Landlord to terminate the Lease, or any other Legal Proceeding by Landlord against Tenant, in which Landlord secures a judgment against Tenant, final beyond appeal, or in which Landlord receives any payment from Tenant pursuant to any written settlement agreement disposing of such Legal Proceeding; (c) any Default by Tenant in the observance or performance of any obligation under the Lease (including matters involving: payment of Rent and Additional Rent; computation of escalations; Alterations or other Tenant's Work; subletting or assignment; and/or Rules and Regulations) whether or not Landlord commences any Legal Proceeding against Tenant; (d) any Legal Proceeding brought by Tenant against Landlord (or any Employee of Landlord) in which Tenant fails to secure a judgment against Landlord final beyond appeal (other than those proceedings which Landlord and Tenant agree to settle, unless such stipulation of settlement provides for Tenant to pay Landlord's attorneys' fees); (e) any bodily injury, sickness, disease or death of or to any person or persons, or any Damage to or of the Premises, the Land or the Building (or to property of any other Person), resulting (or alleged to result) from any acts or omissions of Tenant or Tenant's Employees; (f) any failure of Tenant to comply with Laws or Insurance Requirements (as required under this Lease); any failure to Tenant to secure and maintain Required Insurance (or any loss of coverage under any Required Insurance); (g) any other appearance by Landlord (or any Employee of Landlord) as a witness or otherwise in any Legal Proceeding whatsoever involving or affecting Tenant or this Lease; (h) any failure by Tenant to comply timely, fully and faithfully with any requirement of the Program or any regulations promulgated thereunder from time to time applicable to Tenant, its officers, employees, agents, suppliers, contractors or subcontractors; (i) any assignment, sublease, or leasehold mortgage proposed or granted by Tenant or consented to by Landlord (whether or not permitted under this Lease), and all negotiations with respect thereto; and/or (j) any Alterations of the Premises by Tenant, and any negotiations with respect thereto.

          27.2. Tenant shall defend any and all Legal Proceedings commenced against Landlord by any Person (other than Tenant) concerning any matter which MAY or MIGHT be covered by any indemnity or obligation under Section 27.1 (i.e., regardless of any alleged fault or cause). Tenant shall deliver to Landlord copies of documents served in any such Legal Proceeding and, whenever requested by Landlord, shall advise as to the status of such Legal Proceeding. If Tenant fails to defend diligently any such Legal Proceeding, or if Landlord elects to defend by written notice to Tenant at any time, Landlord shall have the right (but no obligation) to defend the same at Tenant's expense. Tenant shall not settle any such Legal Proceeding without Landlord's prior written consent unless (i) such settlement is without cost to Landlord, (ii) Tenant reimburses Landlord for all actual attorneys' fees and any other professional fees incurred by Landlord in connection with such Legal Proceeding, and (iii) Tenant notifies Landlord promptly after such matter has been settled.

          27.3. Tenant's indemnities and obligations under Sections 27.1 and
27.2 shall cover and include all Fees-And-Costs incurred by Landlord in connection with any and every matter and amount referred to in Sections 27.1 and
27.2. Tenant shall pay all such Fees-And-Costs to Landlord upon demand.

          27.4. Tenant shall notify Landlord immediately of every Legal Proceeding or claim which may or might be covered by any indemnity under this
Article 27 and/or by any Required Insurance. Tenant shall also give timely notice of such Legal Proceedings and claims to each insurer which has issued an applicable policy of Required Insurance.

          ARTICLE 28.    Consents and Approvals.
                         ----------------------

          Whenever in this Lease Landlord's consent or approval is required and Landlord delays or refuses such consent or approval, Tenant shall NOT be entitled to make (and shall NOT make) any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or delayed Landlord's consent or approval. Tenant's sole remedy in every such case shall be an action or proceeding for specific performance to enforce Landlord's obligation.

          ARTICLE 29.    Notices.
                         -------

          All notices, requests, demands, elections, consents, approvals and other communications hereunder must be in writing (each such, a "notice") and addressed as follows (or to any address which either party may designate by notice):


          Landlord:
          ---------

          SZS 33 Associates L.P.
          c/o M.S. Management Associates, Inc.
          One Merchant Plaza
          P.O. Box 7033
          Indianapolis, Indiana 46207

          Tenant:
          -------

          B&H Industries Inc.
          112 West 34th Street
          New York, New York
          Attention: Mark Benun

          with a copy to:

          Fishbach, Hertan & Reis
          919 Third Avenue
          New York, New York 10022
          Attention: Myron Fishbach, Esq.


Any notice required by this Lease to be given or made within a specified period of time, or on or before a date certain, shall be deemed to have been duly given only if delivered BY HAND, evidenced by written receipt, or mailed by first class, certified or registered mail, return receipt requested, postage and fees prepaid. A notice sent by certified or registered mail (as above) shall be deemed given when mailed. All other notices shall be deemed given when received. After Tenant occupies the Premises, all notices to Tenant shall be addressed to the Premises.


          ARTICLE 30.    No Waivers
                         ----------

          30.1. No agreement to accept a surrender of this Lease shall be valid unless in writing signed by landlord. No Employee of Landlord shall have any power to accept the keys of the Premises prior to the Expiration Date. The delivery of keys to any Employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises. If Tenant at any time desires to have Landlord sublet the premises for Tenant's account, Landlord or Landlord's Employees are authorized to received said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations (now or hereafter in effect) shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach.

          30.2. This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.


          ARTICLE 31. No Representations by Landlord; Landlord's Interest; Transferee Landlords.
                         ----------------------------------------------------

          31.1. Landlord or Landlord's Employees have made no representations or promises with respect to the Land, the Building or Premises except as herein expressly set forth.

          31.2. Tenant agrees to look solely to Landlord's interest in the Building and/or Land for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord (or Landlord's Affiliates), in the event of any liability by Landlord, and no other property or assets of Landlord (or Landlord's Affiliates) shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Premises, or any other liability of Landlord (or Landlord's Affiliates) to Tenant.

          31.3. In the event of any transfer of title to the Land and Building, or in the event of a lease of the Building, or of the Land and Building, upon written notification to Tenant of such transfer or lease the transferor Landlord shall be and hereby is entirely freed and relieved of all future covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to said Land and Building or said lease, or the said lease of the Building or of the Land and Building, that the transferee or the lessee, as applicable, has assumed and agreed to carry out any and all future covenants, obligations and liabilities of Landlord hereunder. Landlord shall transfer any Security Deposit delivered by Tenant hereunder to any purchaser of the Land and Building.

          ARTICLE 32.    Name of Building: Waiver of Zoning Rights
                         -----------------------------------------

          32.1. The name of the Building shall be "A&S Plaza", "The Childrenswear Center" or 100 West 33rd Street. Landlord shall have the right at any time to name, and charge the name of, the Building and to change the designated address of the Building. The Building may be named after any Person, whether or not such name is, or resembles, the name of a tenant of the Building. Tenant agrees not to refer to the Building by any other name.

          32.2 Tenant hereby assigns to Landlord any interest of any kind in any zoning or development rights with respect to the Land and/or the Building which Tenant might acquire by reason of this Lease; and Tenant hereby releases to Landlord any claim or right of every kind whatsoever with respect to all such zoning or development rights (if any).

          ARTICLE 33.    Memorandum of Lease.
                         -------------------

          Tenant shall, at the request of Landlord execute and deliver a statutory form of memorandum of this Lease for the purpose of recording, but said memorandum of this Lease shall not in any circumstances be deemed to modify or to change any of the provisions of this Lease.

          ARTICLE 34.    Delivery of Possession.
                         ----------------------

          34.1. If the Premises or any additional space to be included within the Premises shall not be available for occupancy by Tenant on the specific date hereinbefore designated for the commencement of the term of this Lease of for the inclusion of such space for any reason whatsoever, then this Lease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when the Premises or such additional space shall be available for occupancy by Tenant, and Tenant shall not be entitled to possession of the Premises or such additional space until the same are available for occupancy by Tenant; provided, however, Landlord shall have no liability to Tenant by reason of any such postponement of said specific date, and the parties agree further that any failure to have the Premises or such additional space available for occupancy by Tenant on said specific date or on the Commencement Date shall not affect the obligations of Tenant under this Leases nor shall the same be construed to extend the Term. This Section 34.1 constitutes and express provision to the contrary under Section 223-a of the New York State Real Property Law.

          34.2. Notwithstanding anything contained in this Lease to the contrary, subject to delays caused by force majeure (including, without limitation, for purposes of this Section 34.2, Landlord's inability to schedule inspections despite a good faith effort by Landlord to arrange for inspections with the New York City Department of Buildings) and/or Tenant (including, without limitation, its agents, employees and representatives) in the event Landlord has not Substantially Completed the construction of Tenant's Initial Work pursuant to Tenant's Plans within one hundred and eighty (180) days after receipt of a building permit (the "Target Substantial Completion Date"), then the Abatement Period shall be extended one (1) additional day for each day that the Substantial Completion of the construction of the Premises by Landlord is delayed beyond the Target Substantial Completion Date.

          ARTICLE 35.    Hazardous Materials.
                         -------------------

          35.1. Tenant shall not, without the prior written consent of Landlord, cause or permit, knowingly any Hazardous Material (hereinafter defined) to be brought or remain upon, kept or used in or about the Premises, the Land or the Building. As used in this Lease, "Hazardous Material(s)" shall mean any hazardous, toxic or radioactive substance, material, matter or waste which is or becomes regulated by any federal, state or local law, rule regulation, code, ordinance or any other governmental restriction or requirement. However, "Hazardous Materials" shall not include substances which are used in the ordinary course of a business similar to Tenant's as permitted pursuant to Section 8.1 of this Lease, provided, however, that such substances are used, handled, transported or stored in strict compliance with any applicable federal, state or local law, rule, regulation, code, ordinance or any other governmental restriction or requirement. If such substances are not so used, handled, transported or stored then they shall be deemed "Hazardous Materials" for purposes of this Lease. Should Landlord consent in writing to Tenant bringing, using or storing any Hazardous Material in or upon the Premises, the Land or the Building, Tenant shall strictly obey and adhere to any and all federal, state or local laws, rules, regulations or ordinances which in any way regulates, governs or impacts Tenant's possession, use, storage or disposal of said
                                     -29-

Hazardous Material. Upon Landlord's written request, prior to the Commencement Date of this Lease, and on January 1 of each year thereafter, Tenant shall disclose in writing to Landlord the names and amounts of all Hazardous Material which Tenant is then currently or is intending to bring, use or store in or upon the Premises, the Land or the Building, or which Tenant has in the past brought, used or stored in or upon the Premises, the Land or the Building.

          35.2 In addition to, and in no way limiting Tenant's duties and obligations as set forth in this Lease, should Tenant breach any of its duties and obligations as set forth in this Lease or if the presence of any Hazardous Material in or upon the Premises, the Land or the Building, that Tenant causes or permits knowingly to brought upon, used remained upon or kept at the Premises (excluding those Hazardous Materials that were present in the Premises prior to Tenant's occupancy and those Hazardous Materials brought upon by the Premises by Landlord after Tenant's occupancy) results in contamination of the Premises, the Land, the Building, any land other than the Land or the Building, the atmosphere, or any water or waterway (including groundwater), or if contamination of the Premises, the Land, or the Building by any Hazardous Material otherwise occurs for which Tenant is otherwise legally liable to Landlord for damage resulting therefrom, Tenant shall indemnify, save harmless, and, at Landlord's option and with attorneys approved in writing by Landlord, defend Landlord and its agents, employees, partners, officers, directors, and mortgagees, if any; from any and all claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions, causes of actions, and losses of any and every kind and nature, including, without limitation, diminution in value of the Premises, the Land or the Building, damages for the loss or restriction on use of the rentable or usable space or of any amenity of the Premises, the Land or the Building, damages arising from any adverse impact on marketing space in the Building, and sums paid in settlement of claims and for attorney's fees, consultant fees and expert fees; which may arise during or after the Lease Term or any extension thereof as a result of such contamination. This includes, without limitation, costs and expenses incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present on or about the Premises (excluding those Hazardous Materials that were present in the Premises prior to Tenant's occupancy and those Hazardous Materials brought upon the Premises by Landlord after Tenant's occupancy, that Tenant causes or permits knowingly to be brought upon, used, remained upon or kept at the Premises) or because of the presence of Hazardous Material anywhere else which came or otherwise emanated from Tenant or the Premises (excluding those Hazardous Materials that were present in the Premises prior to Tenant's occupancy and those Hazardous Materials brought upon the Premises by Landlord after Tenant's occupancy, that Tenant causes or permits knowingly to be brought upon, used, remained upon or kept at the Premises). Without limiting the foregoing, if the presence of any Hazardous Material on or about the Premises, the Land or the Building caused or permitted by Tenant results in any contamination of the Premises, the land or the Building, Tenant shall, at its sole expense, promptly take all actions as are necessary to return the Premises, the Land and/or the Building to the condition existing prior to the introduction or any such Hazardous Material to the Premises, the Land or the Building; provided, however, that Landlord's approval of such actions shall first be obtained.

          ARTICLE 36. Waiver of Immunity.
                      ------------------

          Tenant hereby agrees that any Legal Proceeding with respect to the Lease may be brought in the courts of the State of New York or in the United States District Court for the District in which the Building is located, as Landlord may elect. Tenant hereby accepts with regard to any such Legal Proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Nothing in this Article shall affect Landlord's rights to commence Legal Proceedings or otherwise proceed against Tenant in the City or in any other jurisdiction in which assets of Tenant are located or to serve process in any other manner permitted by applicable law. Tenant further agrees that final judgment in any such Legal Proceeding shall be conclusive and, to the extent permitted by applicable law, may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of Tenant's indebtedness.

          ARTICLE 37. Security Deposit.
                      ----------------

          37.1. Tenant shall deposit with Landlord upon Tenant's execution of this Lease the sum of One Hundred and Thirty-Five Thousand One Hundred Sixty Dollars and Ninety-Nine Cents ($135,160.99) as security (the "Security Deposit") for Tenant's performance of the terms, covenants, conditions and provisions of this Lease. Landlord shall have the right, without notice to Tenant, to apply all or any part of the Security Deposit (and/or any interest accrued thereon) to cure any Default of Tenant under this Lease, notwithstanding the exercise of any other remedy of or by Landlord. In such event, upon Landlord's demand by written notice, Tenant shall deposit with Landlord an amount equal to the portion of the Security Deposit (and/or accrued interest) so applied in order that Landlord may hold the full amount of the Security Deposit (and accrued interest) at all times during (and until the end of) the Term. Notwithstanding the foregoing, in the event there have not been any monetary defaults beyond applicable grace and cure periods by Tenant hereunder then a portion of the Security Deposit in the amount of $45,053.67 shall be returned to Tenant after the last day of the sixth
(6th) month after the fifth (5th) anniversary of the Commencement Date.

          37.2. Landlord will invest the Security Deposit in a Bank Account
In this Lease "Bank Account" means one or more interest-bearing accounts or certificates of deposit of (or issued by) any state or national bank, trust company, savings bank, and/or savings and loan association (whether or not insured in whole or in part by the Federal Deposit Insurance Corporation or any similar body). Landlord shall have no responsibility for the rate or amount of any interest earned on the Security Deposit or for the preservation of the principal of the Security Deposit if invested in a Bank Account.

          37.3. All interest actually paid from time to time on each Bank Account, shall be paid to Tenant annually upon written request from Tenant, except for one per cent (1%) per annum of the Security Deposit which shall be retained by Landlord for Landlord's expenses in administering the Security Deposit.

          37.4. Upon the termination of this Lease, Landlord shall return the Security Deposit to Tenant, less any amount retained or applied by Landlord in accordance with the terms of this Lease. Upon the sale of the Land and Building, Landlord shall transfer to the purchaser the Security Deposit.

          ARTICLE 38.    Substitute Space.
                         ----------------

          At any time prior to or during the term hereof, Landlord may substitute for the Premises at such time (such premises being hereinafter called the "Replaced Premises"), whether or not any other substitution has been made pursuant to this Article prior to such time, other space in the Building (such other space being hereinafter referred to as the "Substitute Premises") by a written notice given to Tenant not later than forty-five (45) days prior to the date specified in such notice as the effective date for such substitution. Such notice shall have annexed thereto a floor plan identifying the Substitute Premises on such plan. The Substitute Premises shall be reasonably acceptable to Tenant, reasonably comparable to the Premises, reasonably similar proximity to the elevators, and shall have substantially at least as much rentable area as the Replaced Premises. If the effective date specified in such notice is subsequent to the Commencement Date, Tenant shall vacate the Replaced Premises and surrender the same to Landlord on or before such effective date, provided Landlord, at its expense, shall have substantially duplicated in the Substitute Premises the Landlord's work performed in the Premises (if any), it being the intention of the parties hereto that the Substitute Premises shall have substantially the equivalent installations as the Replaced Premises, at no expense to Tenant. Landlord shall promptly after Tenant enters into occupancy of the Substitute Premises, pay to Tenant any reasonable moving costs (including, packing, unpacking and telephone relocation costs) incurred by Tenant because of such substitution, it being understood that Tenant may move after Business Hours or on a non-Business Day. In the event of a substitution of space pursuant hereto, the term "Premises" in this Lease shall thereafter and for all purposes be deemed to refer to the Substitute Premises at such time.

          ARTICLE 39.    Intentionally Omitted.

          ARTICLE 40.    Construction of Premises.
                         ------------------------

          40.1. Tenant will prepare and furnish the following ("Tenant's Plans") to Landlord within sixty (60) days after the date hereof (a) complete, finished, detailed architectural drawings and specifications for the Premises; and (b) all information necessary to reflect modifications in the air-conditioning system, if any, and any, additional electrical or plumbing requirements of Tenant, if any, in connection with Landlord's Work.

          40.2. Tenant shall deliver to Landlord, also, five (5) sets of blue prints and one set of reproducible final working drawings and specifications as described in (a) and (b) above, marked FINAL FOR PRICING AND CONSTRUCTION, within sixty (60) days of the date hereof. All final drawings shall be drawn to a minimum scale of 1/8 inch = 1 foot, Tenant's architectural drawings and specifications shall furnish all required information described in Exhibit "E" attached hereto.

          40.3. In accordance with Tenant's Plans, Landlord at Landlord's expense, except as otherwise expressly specified in this Lease, will cause its designated contractor (selected in accordance with the provisions of this Article) to make and complete in and to the Premises the work and installations (hereinafter called "Tenant's Initial Work") specified in the Plans; provided, however, that in no event shall Landlord be required to pay or incur costs in excess of Seven Hundred Seventy-One Thousand Dollars ($771,000.00) (the "Maximum Contribution") to perform Tenant's Initial Work. Landlord and Tenant shall mutually agree upon three (3) contractors to present bids for the construction of Tenant's Initial Work. In the event Tenant elects to designate the contractor to perform the construction which is not the low bidder, the Landlord's obligation to pay Tenant the Maximum Contribution shall be limited to the lowest bid received from the three (3) designated contractors. As used herein, "Tenant's Initial Work" shall be deemed to mean the installation of fixtures, improvements and appurtenances (including, without limitation, wallpaper, painting, and carpeting) attached to or built into the Premises in accordance with Tenant's plans and specifications and shall not include the fees and expenses of Tenant's architect, engineer and attorney, or the cost of any movable partitions, business and trade fixtures, machinery, equipment, furniture, furnishings and other articles of personal property. In the event that the cost of Tenant's Initial Work exceeds Seven Hundred Seventy-One Thousand Dollars ($771,000.00), Tenant shall reimburse Landlord for such excess costs within five (5) days after written demand therefor and shall deposit with Landlord an amount equal to fifty percent (50%) of such work before Landlord commences construction.

          40.4. Each architect or designer acting on behalf of Tenant shall be deemed an Employee of and authorized to bind Tenant with respect to all decisions, issues, consents, and approvals arising under this Lease or any matter pertaining thereto. Tenant will be required to obtain and deliver to Landlord all documents required for Landlord to obtain a permanent certificate of occupancy for the Building.

               40.5. Notwithstanding anything to the contrary in this Lease, Landlord shall not be required to perform, and Tenant shall not request, any work or installations which would:

                      (a) require changes to structural components of the Building or the exterior design of the Building;

                      (b) require any modification to the Building's System or installations outside the Premises;

                      (c) not comply with all applicable Laws of any Government Entity having jurisdiction over the construction of the Building and/or the Premises; and/or

                      (d) be incompatible with plans previously filed for the Building with the Department of Buildings of the City of New York or with the occupancy of the Building as a first-class office building.

Any changes required by any Government Entity affecting the Building and/or Premises shall not be deemed a modification of Tenant's Plans, plans and specifications or any provision of this Article, and shall be acceptable by Tenant; but Landlord shall notify Tenant of the same within a reasonable period of time.

               40.6. Within five (5) days after delivery of Tenant's Plans to Landlord pursuant to Section 40.2, Tenant's architect shall meet with Landlord's engineer at one of two times to be designated by such engineer and shall answer any reasonable questions raised by such engineer with respect to Tenant's submission.

               40.7. If Building Standard Work is not Substantially Complete prior to March 1, 1993, as a result of any act, neglect, failure or omission of Tenant or its Employees, including any of the following, such delay shall be deemed a "Tenant Delay":

                      (a) Tenant's failure to furnish Tenant's Plans in accordance with Section 40.2 hereof;

                      (b) Tenant's delays in submitting or approving any other drawings, plans or specifications ("Tenant's Extra Work"), or in supplying information, within the times required under this Lease;

                      (c) Tenant's failure to meet with Landlord's engineer pursuant to Section 40.6 or failure in such meeting to supply necessary information or correct or complete any incorrect or incomplete submissions;

                      (d) Tenant's request for materials, finishes or installations (other than those included in Building Standard Work) which will not be readily available when Landlord, or Landlord's contractor, is ready to install same;

                      (e) Tenant's changes in drawings, plans or specifications previously submitted to or prepared by Landlord;

                      (f) performance of any work (or delays in completion of any work) by any Persons employed by Tenant; and/or

                      (g) delays attributable to Tenant's Extra Work, including delays in preparation of mechanical and electrical drawings for the Premises by reason of additional time required to reflect Tenant's Extra Work.

               40.8. Tenant shall pay Landlord, as Additional Rent (whether or not the Term has commenced) a sum equal to any additional cost actually incurred by Landlord in completing Landlord's Work resulting from any Tenant Delay. In the event Tenant does not deliver Tenant's Plans within the time periods required by Sections 40.1 and 40.2, then the Commencement Date shall be accelerated by the same number of days by which Tenant's Plans were delivered to Landlord beyond the date required hereunder whether or not the Tenant's Initial Work has been Substantially Completed. Any such sums shall be in addition to any sums payable pursuant to Article 3 hereof and shall be paid to Landlord within ten (10) days after Landlord bills Tenant.

               ARTICLE 41.   Miscellaneous.
                             -------------

               41.1. This Lease shall be governed by and construed in accordance with the laws of the State of New York.

          41.2. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

          41.3. Except as otherwise expressly provided in this Lease, each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

          41.4. Time shall be of the essence with respect to the exercise of any option by Tenant under this Lease.

          41.5. Any interest payable by Tenant under this Lease shall be at the Interest Rate, unless otherwise provided.

          41.6. If and whenever Tenant is in arrears in payment of Fixed Rent or Additional Rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any of Tenant's payments to any items Landlord sees fit, notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

          41.7. Exhibits A through F (and all accompanying Schedules) to this Lease are incorporated in this Lease by reference.

          41.8. The terms, covenants, conditions, and provisions of this Lease shall bind and inure to the benefit of Landlord and Tenant and, subject to
Article 22, their respective legal representatives, successors, and assigns.

          41.9. No remedy or election of Landlord under this Lease be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

          41.10. If any term, covenant, condition or provision of this Lease (or the application thereof to any circumstance or Person) shall be invalid or unenforceable to any extent, at Landlord's option the remaining terms, covenants, conditions and provisions of this Lease shall not be affected thereby; and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

          41.11. The captions of this document are set forth for convenience and do not define, limit or describe the scope of this Lease or the intent of any provisions thereof.

          41.12. It is understood and agreed that this Lease is offered to Tenant for signature subject to Landlord's acceptance and approval, and that Tenant shall have affixed its signature hereto with the understanding that such act shall not, in any way, bind Landlord until such time as this Lease shall have been approved and executed by Landlord and unconditionally delivered to Tenant.

          41.13. If Tenant is a corporation, each person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is a duly qualified (if foreign) corporation and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied to Landlord upon request); and that each person executing this Lease on behalf of Tenant is an officer of Tenant and that he is duly authorized to execute, acknowledge and deliver this Lease to Landlord (a copy of a resolution to that effect to be supplied to Landlord upon request).

          41.14. If Tenant is a partnership (or is comprised of 2 or more persons, individually, or as joint venturers or as copartners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to 2 or more persons, individually, or as joint venturers or as copartners of a partnership, any such partnership and such persons are referred to in this Section as "Partnership Tenant"), the following provisions of this Section shall apply to such Partnership Tenant: (i) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (ii) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any modifications, termination, discharge or surrender of this Lease which may hereafter be made and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant, and (iii) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all parties, and (iv) if Partnership Tenant shall admit new partners, all such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed or performed, and (v) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of this Section).

          41.15. All signs will be subject to Landlord's prior written approval. Tenant will be required to comply with the Sign Criteria set forth in Exhibit F hereto

          41.16. Tenant will be entitled to one strip in the main building directory in the lobby and one strip in the floor directory for each 2000 square feet of space in the Premises. Landlord's acceptance of any name for listing on the building directory will not be deemed, nor will it substitute for, Landlord's consent, as required by this Lease, to any sublease, assignment, or other occupancy of the Premises.

          IN WITNESS WHEREOF, LANDLORD AND TENANT HAVE RESPECTIVELY EXECUTED THIS LEASE AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.


                                        J&B 18 CORP.
WITNESS:

    [ILLEGIBLE SIGNATURE]                  By:   [ILLEGIBLE SIGNATURE]
----------------------------------         ---------------------------------
                                           Its:  Pres



                                        SZS 33 ASSOCIATES L.P.,
                                         a Delaware limited partnership

                                        By: M.S. Management Associates, Inc.,
                                              an Indiana Corporation d/b/a
                                              Simon Management Company, its
                                              agent


WITNESS:

    [ILLEGIBLE SIGNATURE]                  By:   [ILLEGIBLE SIGNATURE]
----------------------------------         ----------------------------------
                                           Its:

STATE OF  NY )
             )ss.:
COUNTY OF NY )

          On this 10 day of December, 1992, before me personally came Jack M Benun, to me known, who, being duly sworn by me, did depose and say that he resides in 1123 E 8 St Bklyn NY that he is the President of J&B 18 Corp., the corporation described in and which executed the above instrument and that he signed his name thereto by order of the board of directors of said corporation.

                                        /s/ Stuart Bender
                                        -----------------------
                                        Notary Public


                                                 [SEAL]

                                                                       Exhibit A
                                                                       ---------

                                     Land
                                     ----

          ALL that certain plot, piece or parcel of land situate, lying and being in the Borough of Manhattan, City of New York, County of New York and State of New York, bounded and described as follows:

          BEGINNING at the corner formed by the intersection of the northerly side of West 32nd Street with the westerly side of Sixth Avenue (formerly Broadway); running

          THENCE Westerly along the said northerly side of West 32nd Street, 400 feet;

          THENCE northerly parallel with Sixth Avenue, 197 feet 6 inches to the southerly side of West 33rd Street;

          THENCE Easterly along the said southerly side of West 33rd Street, 400 feet to the corner formed by the intersection of the said southerly side of West 33rd Street with the westerly side of Sixth Avenue;

          THENCE Southerly along the said westerly side of Sixth Avenue, 197 feet 6 inches to the first above mentioned corner, point or place of BEGINNING.

          [PICTURE OF FLOOR PLAN FOR B & H / HAPPY KIDS LOCATION PLAN]

                                                                       Exhibit C
                                                                       ---------

                            Permitted Encumbrances
                            ----------------------

          The following are "Permitted Encumbrances" to which this Lease (and Tenant's estate hereunder) are and shall be subject and subordinate:

          (a) any and all Senior Encumbrances now or at any time hereafter in effect or constituting liens on or against the Premises;

          (b)  zoning regulations and ordinances of the City;

          (c) any Laws whatsoever governing environmental quality or land use now or hereafter in effect;

          (d) consents by Landlord or any former owner of the Building for the erection of any structure, superstructure or substructure on, under or above any street or streets, or any portion of any building, on which the Premises or the Building abut;

          (e) encroachments of stoops, areas, cellar steps, trim, and cornices, if any, upon any street or highway; and any other state of facts which an accurate survey would show;

          (f) utility company rights, licenses, and/or easements to maintain poles, lines, wires, towers, stations, cables, pipes, boxes and/or other fixtures or installations presently serving, crossing, existing, or granted on, under or with respect to the Building;

          (g) right, lack of right or restricted right of any owner of the Building to construct or maintain a vault or vaulted area in or under the sidewalks abutting the Building; and any licensing statute, ordinance, or regulation, and/or the terms of any license pertaining thereto and the rights, if any, of the City with respect to vaults under the sidewalk beyond the building line of the Building;

          (h) existing or future designation of the Building (or any portion thereof) as an historic landmark, or designation of a district in which the Building is located as an historic district, and all related restrictions applicable to the Building; and

          (i) all covenants, restrictions, easements, or reservations (if any) of record against the Land or the Building.

                                                                       Exhibit D
                                                                       ---------

                             Rules and Regulations
                             ---------------------

     1. Any moving of furniture or equipment into or out of the Premises must be done by Tenant at its own cost and expense, on Monday through Friday after 6:00 p.m., or on Saturday. If such move requires use of an elevator, such move shall not be in excess of such elevator's carrying load capacity.

     2. The sidewalks, entrances passages, lobby, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises, and Tenant shall not permit any of its employees, agents or invitees to congregate in any of said areas. No door mat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Premises.

     3. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

     4. No sign, insignia, advertisements, object, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the Premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant or tenants violating this rule. Interior signs and lettering on doors and directory table shall, if and when approved by Landlord, be inscribed painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

     5. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills.

     6. No showcase or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.

     7. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were designed or constructed, and no sweepings, rubbish rags, acids or other substances shall be thrown or deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

     8. Other than as set forth in the Lease, no tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement and other similar adhesive material being expressly prohibited.

     9. No bicycles, vehicles, animals, fish or birds or any kind shall be brought into or kept in or about the premises.

     10. No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the Premises by Tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the building. No tenant shall throw anything out of the doors, windows of skylights or down the passageways.

     11. Tenant, its servants, employees, agents, visitors or licensees, shall not at any time bring or keep upon the Premises any explosive fluid, chemical or substance, nor any inflammable or combustible objects or materials other than standard and ordinary cleaning materials kept and maintained in compliance with all Laws.

     12. Additional locks or bolts of any kind which shall not be operable by the grand master key for the Building shall not be placed upon any of the door or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said grand master key. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.

     13. All removals from the Premises or the Building, or the moving or carrying in or out of the Premises or the Building of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators as Landlord or its agent may determine from time to time. All deliveries of any nature whatsoever to the Building or the Premises must be made only through Building entrances specified for such deliveries by Landlord and shall be subject to such coordination and security arrangements as Landlord may reasonably require.

     14. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture other than as set forth in the Lease, or sale of beer, wine or liquor, narcotics, drugs, tobacco in any form, or as a barber, beauty or manicure shop, or as an employment bureau. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant on the Premises, nor advertise for laborers giving an address at the Premises. Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used for manufacturing, or for sale at auction of merchandise, goods or property of any kind.

     15. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which in Landlord's judgment tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising or identifying sign.

     16.  The Premises shall not be used for lodging or sleeping.

     17. There shall not be used in any space, or in any lobbies, corridors, public halls or other public areas of the Building, either by any tenant or by jobbers or any others, in the moving or delivery or receipt of safes, freights, furniture, packages, boxes, crates, paper, office material, or any other object or thing, any hand trucks except those equipped with rubber tires, side guards, and such other safeguards as Landlord shall require. No move or delivery of any object or thing of whatever nature, other than light-weight objects hand-carried by not more than one person, shall be made without at lease 24 hours' prior written notice by Tenant to Landlord and without Tenant, prior to any such move or delivery, laying (without affixation or attachment to any part of the floor or floor covering) adequate masonite sheets covering all lobby, corridor, public hall and other public areas floors of the Building (whether carpeted or terrazzo) over which such move or delivery shall take place.

     18. Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the Premises unless expressly permitted under other provisions of the Lease.

     19. Landlord reserves the right to rescind, alter, or waive the Rules and Regulations for the Building, when, in its judgment, it deems it necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building or the equipment thereof, or the comfort of tenants or others in the Building. No recision, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a recision, alteration or waiver in favor of any other tenant.

     20. Tenant shall not and shall not permit its personnel, agents or visitors to litter any public areas of the Building or the land or improvements on the land on which the Building is located (including the walkways and parking areas located thereon), and Tenant shall be responsible to Landlord, and shall pay Landlord for, the cost of removal of such litter within 10 days of notice thereof by Landlord.

     21. Landlord shall not unreasonably withhold from Tenant any approval provided for in the Rules and Regulations.

                                     -D-2-

                                                                       EXHIBIT E
                                                                       ---------

                                 CONSTRUCTION


              DESCRIPTION OF LANDLORD'S WORK AND OF TENANT'S WORK
              ---------------------------------------------------


I. LANDLORD'S WORK - The following work is to be performed exclusively by Landlord and, except where otherwise indicated, shall be at Landlord's sole expense:

     A.   COMMON AREA

          1.   Sidewalks.

               Landlord will maintain sidewalks.

          2.   Public Spaces

               a. Lobbies, service/office corridors, elevators, escalators, stairs and service areas.

               b. Public Spaces and Facilities - The following public spaces and facilities have been provided:

                    (1) Public lounge and telephone area located on the eighth floor.

                    (2) Public Toilet facilities located outside of the Premises at such locations as the Landlord has determined.

     B.   BUILDINGS

          1. Utilities: Subject to the provisions of Article VII of the Lease to which this Exhibit is attached.

               a. Electrical Service - Landlord will install, electrical conduit (with wiring) to a disconnect switch within the Premises at a point determined by Landlord. Electrical service shall be 265/460 volt, three phase, four wire, for Tenant's combined power and lighting requirement. Conduit shall be sized to accommodate a service of 6 watts per square foot of floor area of the Premises. Landlord will make the connection to Landlord's electrical distribution panel at Tenant's expense. Any further upgrades in electrical service shall be at Tenant's expense. Landlord may install a check meter for the demised Premise, at Tenant's expense within Landlord electrical closet.

               b. Sprinkler System - Landlord has installed a basic grid automatic fire sprinkler system throughout the Premises in compliance with the requirements of Factory Mutual Engineering, local and state agencies. Any modifications of the sprinkler system, which will include, but not be limited to, the cost of relocating, re-sizing, draining or adding sprinkler mains or heads shall be in compliance with all applicable governmental regulations and performed by Tenant, by a Landlord designated contractor at Tenant's expense.

               c. Central System - Landlord will provide and maintain a central plant and system of chilled air to the Premises installed at a point determined by Landlord. Tenant agrees to adapt to Landlord's central system and provide a complete air distribution system connected to variable air volume control unit(s). Variable Air Volume control unit(s) (VAV), supplied and installed by Tenant, shall be sized to accommodate the design conditions as defined in Paragraph I.B.I.c.(1), or upgrade design conditions if the same are required by Tenant's approved plans and specifications. The VAV unit shall match the existing base building system and matching thermostat for the air volume control unit will be required, and Tenant shall provide at Tenant's expense, and Tenant shall at its expense install thermostat.

                    (1) Central system Design. The Landlord's central plant and system of chilled air supply will be designed to provide the following capacities per square foot of floor area of the tenant's leased Premises:

                         (a)  Design Total Cooling     Perimeter 35 btu/hr
                                                       square foot
                                                       Interior 24 6 btu/hr
                                                       square foot

                         (b)  Design Air Delivery      Perimeter 1 7 cfm/square
                                                       foot
                                                       Interior 1 2 cfm/square
                                                       foot

                         (c)  Air Supply Temperature

                                  EXHIBIT "E"

                    Summer                 56 (degrees) FDB & 53.5 (degrees) FWB

                    Winter                 56 (degrees) FDB

          (2) Operation - Landlord will make chilled air available to the Premises at such times and days as the Office Space is normally open for business to the public.

          (3) Landlord has provided a condenser water riser to Tenant's auxiliary cooling. Tenant shall install a flow control valve flow meter and water cooled package, self contained unit not to exceed 4 GPM/100 square feet. Extension of condenser water pipes shall be at a point determined by Landlord, and routing of pipes shall be performed by Tenant at Tenant's expense.

2.   Structure

     a. Frame, etc. - The structural frame, columns, beams, concrete slab and/or resurfaced floor shall be constructed of non-combustible and/or wood framing and the floor slabs shall be designed to carry live and dead loads in accordance with the governing building codes. All floor penetrations, if any, must be approved by Landlord, and if approved, shall be performed by Tenant, by a Landlord approved contractor, at Tenant's expense. Landlord has provided the Building standard raised floor system.

     b. Space Heights - The minimum clear heights, measured between the floor slab and the underside of the floor slab on the upper level when finished as hereinafter provided, will vary according to the floor level on which the Premises is located. Tenant shall field verify the actual heights.

     c. Exterior Walls - Exterior walls shall be of non-combustible construction and a finish of suitable nature and of appropriate materials having a finished appearance and decorative quality designed by Landlord's architect.

     d. Partitions - Partitions shall be provided between the Premises and other areas, as well as between public spaces and the Premises. Demising Partitions shall consist of fire rated gypsum board on metal studs, taped, spackled and extending from floor slab to underside of slab above.

3.   Showroom Doors

          One pair of frameless tempered clear glass doors will be provided and installed by Landlord upon submission to Landlord of Tenant's approved Plans and Specifications. Tenant shall be permitted to install a single glass panel on each side of the showroom doors for the purpose of creating an enclosed display area pursuant to plans and specifications approved by Landlord in accordance with the terms and conditions of this Lease. If two (2) panels are installed they shall be of equal width, and in no event shall the panel(s) exceed five (5) feet in width. The contents and appearance of the displays in the display cases visible from the Common Areas of the premises shall be subject to absolute and unconditional approval by the Landlord throughout the term of the Lease.

4.   Temporary Services

          Any temporary services required by Tenant during its construction period, including heat, water or electrical service, shall be secured from Landlord or Landlord's contractor, as the case may be, at a fee to Tenant, defined as additional rent, payable prior to commencement of Tenant's Work, at a sum equal to One and 50/100 Dollars ($1.50) per square foot. If Tenant performs any of its work before 7:00 a.m. or after 4:00 p.m., then Tenant shall pay, in addition to the temporary service charge, the charge for such standby electrical service.

5.   General

     a. Landlord, Landlord's agent, an independent contractor, hired by Landlord or agent, or an authorized utility company, as the case may be, shall have the right subject to Landlord's written approval, to run utility lines, pipes, wiring, conduits duct work, where necessary.

     b. Landlord has provided hot water linned radiation along window areas at exterior walls.



                                  EXHIBIT "E"

II. TENANT'S WORK - The following work required to complete and place the Premises in finished condition ready to open for business is to be performed by the Tenant at the Tenant's own expense. Tenant's Work includes, but is not limited to, the following:

     A.   GENERAL PROVISIONS

          All work done by Tenant shall be governed in all respects by, and be subject to, the following.

          1. Landlord shall have the right to require Tenant to furnish payment and performance bonds or other security in form satisfactory to Landlord for the prompt and faithful performance of Tenant's Work, assuring completion of Tenant's Work and conditioned that Landlord will be held harmless from payment of any claim either by way of damages or liens on account of bills for labor or material in connection with Tenant's Work. Tenant's Work shall at all times be conducted in such manner so that Tenant shall not be in violation of the Lease.

          2. It is understood and agreed between Landlord and Tenant that costs incurred by Landlord, if any, as a result of Tenant's failure or delay in providing the information as required in this Exhibit and in the Lease to which this Exhibit is attached, shall be the sole responsibility of Tenant and Tenant will pay such costs, if any, promptly upon Landlord's demand.

          3. All Tenant's Work shall conform to applicable statutes, ordinances, regulations and codes and the requirements of Factory Mutual Insurance Company and all rating bureaus. Tenant shall obtain and convey to Landlord all approvals with respect to electrical, water, sewer, heating, cooling, fire protection and fire alarm system, and telephone work, all as may be required by any agency or utility company.

          4. No approval by Landlord shall be deemed valid unless in writing and signed by Landlord.

          5. Prior to commencement of Tenant's Work and until completion thereof, or commencement of the Lease Term, whichever is the last to occur, Tenant shall maintain a comprehensive "All Risk" policy of insurance protecting against all risk of physical loss or damage to all Tenant's Work in place and all materials stored at the site of Tenant's Work, and all materials, equipment, supplies and temporary structures of all kinds incidental to Tenant's Work, and equipment, all while forming a part of or contained in such improvements or temporary structures, or while on the Premises or within the Building, all to the actual replacement cost thereof at all times on a completed value basis. In addition, Tenant agrees to indemnify and hold Landlord harmless against any and all claims for injury to persons or damage to property by reason of the use of the Premises for the performance of Tenant's Work, and claims, fines, and penalties arising out of any failure of Tenant or its agents, contractors and employees to comply with any law ordinance, code requirement, regulations or other requirement applicable to Tenant's Work and Tenant agrees to require all contractors and subcontractors engaged in the performance of Tenant's Work likewise to indemnify and hold Landlord harmless as well as to effect and maintain and deliver to Tenant and Landlord, certificates evidencing the existence of, and covering Landlord, Tenant and Tenant's contractors, prior to commencement of Tenant's Work and until completion thereof, the following insurance coverages:

               a. Workmen's Compensation and Occupational Disease Insurance in accordance with the laws of the State in which the property is located, including Employee Insurance to the limit of $500 000

               b. Comprehensive General Liability Insurance, (excluding "Automobile insurance against bodily injury), including independent contractors, contractual liability for completed operations, including death resulting therefrom, and bodily injury and personal injury in the limits of $3,000.000 for any one occurrence and property damage in the limits of $1,000,000 for any one occurrence or a combined limit policy of $3,000,000 per occurrence.

               c. Comprehensive Automobile Insurance, including "non-owned" and automobiles, against bodily injury, including death resulting therefrom, with policy limits of $1,000,000


                                  EXHIBIT "E"
                                    Page 3

          d. Owners and contractors protective liability coverage for an amount not less than $3,000,000.

          e. Disability Benefits insurance in accordance with the laws of the State of New York.

6. Tenant agrees that Tenant's Work and any other work performed by Tenant at the Premises shall be performed in a manner which will not create any work stoppage, picketing, labor disruption or dispute or violate Landlord's union contracts affecting the building or interfere with the business of Landlord. In the event of the occurrence of any work stoppage, picketing, labor disruption or dispute resulting from actions or omissions of Tenant or any subtenant or concessionaire, or their respective employees, contractors or sub-contractors, Tenant shall, immediately upon notice from Landlord cease the conduct giving rise to such condition. In the event Tenant fails to cease such manner of conduct as aforesaid, Landlord in addition to any rights available to it under this Lease and pursuant to law, shall have the right to injunction with or without notice.

B.   FLOOR SLAB

     All floor penetrations, if any, must be approved by Landlord, and if approved, shall be performed by Tenant, by a Landlord approved contractor, at Tenant's expense. All tenants with food preparation areas shall install a waterproofing membrane and a pan underneath the raised floor in those areas of the Premises. All floor penetrations to be properly sealed to prevent leaks on Premises below. Tenant's permitted to structurally modify the floor slab and shall be required to restore the floor slab to its original condition prior to the structural change.

C.   CEILING

     1. All finished ceilings and coves, the height of which will vary according to the floor level on which the Premises is located. Tenant should field verify the actual height.

     2. Tenant's ceilings shall be one hour fire rated acoustic tile, gypsum board and/or plaster, suspended by adequate suspension systems to conform to final requirements of governing authorities, Landlord and Landlord's structural engineers.

     3. The space above the ceiling line, which is not occupied or allotted to Landlord's Work (structural members, duct work, piping, etc.) may be used for the installation of suspended ceiling, recessed lighting fixtures and duct work. Under no circumstances will Tenant's Work be hung or suspended from non-structural construction. Any Tenant Work involving the hanging or suspension of construction shall be accomplished only by methods, in locations and by use of assemblies approved by Landlord and Landlord's structural engineers.

D.   WALLS

     All interior walls and curtain walls within the Premises, including all interior lath and plastering and gypsum board thereon, and including lath and plastering, and/or dry wall on Landlord's exposed masonry or stud party wall partitions. Interior partitions shall not extend to slab above, they shall not exceed 6" above the hung ceiling in the Premises. Tenant shall provide and install bracing and/or studs and/or blocking as necessary to support wall mounted fixtures. Tenant shall be responsible for all exterior wall insulation. Cracks, joints and openings in walls to be filled with appropriate fire resistant materials. Return air openings shall be provided in the demising walls between Premises as required for proper air movement. Walls with sheetrock to the slab will be permitted in conference rooms and executive offices with return air openings sized by engineer so long as such walls comply with all applicable laws, rules, regulations and building codes.

E.   INTERIOR PAINTING

     All interior painting and decoration as approved by Landlord.

F.   FLOOR COVERINGS

     All floor coverings and floor finishes including recesses for special floor finishes. It is Tenant's responsibility to join neatly to the finish Common Area Floor provided by Landlord.

G.   FURNITURE AND FIXTURES

     All furnishings, trade fixtures and related parts, including installation.

H.   PLUMBING

     Plumbing vents, drainage and water piping for applicable tenant spaces will be installed by, Tenant, at Tenant's expense, at Landlord approved designated locations. All plumbing and plumbing fixtures as required by applicable codes, including a properly sized water meter if the

                                  EXHIBIT "E"
     same is required by Landlord, in which latter event Tenant shall make any required utility deposits.

I.   TELEPHONE CONDUIT

     Suitable conduit for telephone service from Landlord's designated telephone closet to the Premises.

J.   HOT WATER HEATER

     Domestic electric hot water heater, where required, including final connections.

K.   DOMESTIC WATER

     Available from a location determined by Landlord. Extension of service shall be at a point determined by Landlord, routing shall be performed by Tenant at Tenant's expense.

L.   HEATING, VENTILATING AND AIR CONDITIONING

     1. Complete HVAC Systems shall be designed, furnished and installed within the Premises by the Tenant. The HVAC systems, calculations, designs and installations shall be as recommended in ASHRAE Publications. Tenant's systems and ventilation shall meet all codes and ASHRAE standards. Tenant shall furnish Landlord with complete load calculations including information as to Tenant's lighting load in watts and Tenant's estimated office showroom population (employees and customers).

     2. Tenant's cooling system shall be adequate for cooling the Premises to 75 (degrees) F DB and 50% RH based on the latest ASHRAE guide outdoor design dry bulb and design wet bulb temperatures for the area as tabulated in the 2-1/2% columns.

     3. Tenant's heating method shall be adequate for heating the Premises to 60 (degrees) F DB during times other than regular business hours based on the latest ASHRAE guide outdoor design temperature for the area as tabulated in the 99% column.

     4. Tenant's exhaust systems shall provide the required exhaust air capacities and shall be independent of the central cooling system. The Tenant's exhaust systems shall be inoperative during other than regular business hours. Replacement air for the Tenant's exhaust will be provided through the Landlord's air supply system up to the design air supply quantity. Any additional replacement air required will be drawn from the common areas of the Office Space. Independent air make-up air systems shall not be installed by the Tenant.

     5. Tenant's HVAC systems shall be complete with air distribution systems, ventilating systems, control systems, insulation and all other components required to make a complete system. Tenant's systems shall be specifically designed to coordinate with variable air volume cooling temperature control. Tenant's HVAC system components shall be installed in locations as designated by the Landlord.

     6. Tenant shall provide smoke and fire dampers in accordance with all codes and where the Tenant's ductwork passes through service corridor walls, other fire separations or demising partitions. Tenant's installation shall include complete access and access panels to all valves, dampers and similar service devices (including the Landlord's) required for testing, balancing and servicing.

     7. Tenant shall connect to Landlord's central cooling system and shall use the Tenant Criteria Handbook in designing systems and controls. Alterations to the Landlord's central system required due to Tenant's design shall be done by Landlord at Tenant's sole expense.

     8. If Landlord so desires, Landlord will design, provide and install within the Premises or other location designated by Landlord, the necessary equipment to adequately heat and air condition the Premises for Tenant's normal requirements. Tenant will reimburse Landlord for its costs in amortizing, operating and maintaining the heating and air conditioning system. Landlord may, at its option, install a cental system and/or a ? Energy System.

M.   MECHANICAL EQUIPMENT

     All mechanical equipment including elevators, conveyors, and their shafts and doors, located within the Premises, including electrical work for these items must be approved by Landlord.

N.   ELECTRICAL

                                   EXHIBIT "E"

     1. All interior distribution panels, lighting panels, power panels, conduits, outlet boxes, switches, outlets and wires within the Premises. Tenant shall provide electric conduit and boxes in the ceiling and walls, including all electrical service panels, pull boxes and equipment.

     2. All electrical fixtures, including lighting fixtures and equipment, and installation thereof.

     3. All systems, where required for intercommunication, music antenna, material handling or conveyor, burglar alarm, vault wiring, time clock and demand control.

     4. All conduit, as required by the utility company supplying the services for necessary telephone wires in the Premises.

     5. Feeder conductors from Landlord's facilities to the Tenant's Premises including the connections to Tenant's equipment.

     6. Tenant's power requirements in excess of six watts per square feet shall be dependent upon availability, and if available such additional electrical service shall be at Tenant's sole cost and expense.

O.   SUBSEQUENT REPAIRS AND ALTERATIONS

     Landlord reserves the right to require changes in Tenant's Work when necessary by reason of code requirements.

Q.   DOORS AND EXITING REQUIREMENTS

     1.   Tenant will be responsible for adherence to existing codes.

R.   CONSTRUCTION ACTIVITIES

     1. During Premises interior construction, Tenant shall use rear opening to Premises for moving in/out of materials, for those Premises that contain a rear door.

     2. Use of Common Areas shall be kept to a minimum, and shall be for those Premises not served by a rear door. Tenant shall be responsible for any damage caused by Tenant or its contractors to any Common Areas.

     3. Tenant will be responsible for the storage removal and proper disposal of construction rubbish resulting from Tenant's Work. In the event that Tenant does not remove such rubbish, the same shall be removed by Landlord at Tenant's expense.

     4. Tenant and Tenant's Contractor shall protect the Common Areas including the building equipment within or without the Premises during construction.

     5. All work shall be performed in compliance with the rules of the Building.

S.   FIRE/SAFETY SYSTEM

     Tenant shall interface with Landlord's Fire/Safety system, if required by code, which work shall be done by Tenant, by a Landlord designated contractor, at Tenant's expense.

T.   ENGINEER DRAWING REVIEW

     In the event, Tenant's drawings are reviewed by Landlord's engineer for compliance to the Building design only, this cost shall be reimbursed by Tenant.

                                  EXHIBIT "E"

                                                                      Exhibit F
                                                                      ---------

                                 Sign Criteria
                                 -------------

Tenant will not erect any signs except in conformity with Landlord's sign criteria and the following policy:

(a) Landlord reserves right to accept or reject signage that does not fall into the sign criteria.

(b) Any tenant that does not have enough room for signage adjacent to their entrance doors will be required to incorporate the signage into their interior entry way design.

(c) Wording on large scale signs shall be limited to approved trade names only. Each party's customary signature or logo, hallmark, insignia, or other trade identification will be respected.

(d) Signs with exposed neon tubing or exposed lamps and signs of the flashing, blinking, rotating, moving, or animated types or audible type signs are not permitted.

(e) The size of all Tenant's signs shall be limited. The scale and concept of the showroom requires the use of signs which are not larger than necessary to be legible from within the Common Areas. Thus, Tenant's signs shall be located within the limits of its showroom and shall not project more than 1 inch beyond the leaseline.

(f) The maximum number of signage names is three (3). The maximum combined total letter height (for up to three names) is 12 inches. The minimum letter height is 2 inches. A two inch minimum spacing to be used between names. All signs to be made of polished chrome, brushed chrome or black styled letters.

(g)  Painted or printed signs are prohibited.

(h)  Paper signs, sticker, banners or flags are prohibited.

(i) No exposed raceways, ballast boxes or electrical transformers will be permitted except as required by Code.

(j)  Sign company names or stamps shall be concealed (Code permitting).

(k) Except as otherwise approved in writing by Landlord, only three (3) lines per Tenant will be permitted. All three lines must be of a size that fits within the sign boundaries below.

(l) Signs shall be placed entirely within the boundaries of Tenant's Premises with no part higher than 5' or "8" feet above the finished floor line, nor shall any sign be located closer than 3' - 8" feet to the finished floor line, and no closer than 10" from entrance door vestibule, and no farther than 8' - 6" feet from entrance door vestibule.

(m)  Illuminated sign cabinets or modules are not permitted.

(n)  Tenant shall install no pylon signs.

(o) Three (3) complete sets of sign drawings must be submitted to the Landlord for written approval before fabrication. Tenant's sign drawings must include the following;

     1. Elevation view of sign (drawn to accurate scale) with dimensions of height of letters and length of sign.

     2.   Color sample of sign letters.

     3. Cross section view through sign letter showing the dimensioned projection of the face of the letter from the face of the sign panel.

     The Landlord shall not be responsible for the cost of refabrication of signs fabricated, ordered or constructed, that do not conform to the sign criteria.

(p)  All signage shall be one quarter (1/4) inch pin mounted.